Exhibit 3.4

NovoCure Limited

Articles of Association

Adopted by Special Resolution dated as of September 16, 2015

1.	Definitions.

(a) In these Articles each of the following terms shall have the meaning ascribed to them, if not inconsistent with the subject or context:

“1% Owner”	means any Person that owns 1% or more of the Company’s issued and outstanding Ordinary Shares.

“Accepting Shareholder”	has the meaning set forth in Article 32(a)(ii) hereof.

“Additional Ordinary Shares”	has the meaning set forth in Article 6(a)(iv)(A) hereof.

“Affiliate”	means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is controlled by or is under common control with such Person and, as to any Person that is an individual, such individual’s spouse, parents, siblings and lineal descendants and any trust for the benefit of any such Persons. In the case of any shareholder, any mutual funds or similar pooled vehicles or accounts that are controlled by, under common control with, managed or advised by the same management company or registered investment advisor (or an affiliate of such management company or registered investment advisor) as such shareholder, with respect to beneficially owning the Company’s securities, shall be an “Affiliate” of such shareholder for purposes hereof.

“Approved Sale”	has the meaning set forth in Article 32(c)(i) hereof.

“Articles”	means these Amended and Restated Articles of Association of the Company, as it may from time to time be amended.

“Authorized Option Pool”	has the meaning set forth in Article 6(a)(iv)(A) hereof.

“Bennet”	means Bennet Enterprises Ltd., a company incorporated in the British Virgin Islands, or any successor thereof.

“Bennet Redeemable Ordinary Shares”

means those Ordinary Shares held by Bennet, Yoram Palti or

otherwise held beneficially on behalf of Bennet or Yoram Palti which were converted in accordance with the Law by special

resolution dated March 2, 2015 and which are redeemable in

accordance with Article 5A hereof.

“Board of Directors”	means the Board of Directors of the Company.

“Business Day”	means any day other than a Saturday, Sunday or other day on which banks in New York, New York or Israel are required to be closed.

“Change of Control”	means the acquisition, directly or indirectly, in one or more related transactions, by any Person who is a Third-Party Purchaser, or group of such Persons acting in concert, of 50% or more of the then outstanding Voting Shares of the Company or the power to cause the election of a majority of the members of the Board of Directors of the Company, or all or substantially all of the assets of the Company.

“Clear Days”	in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Company”	means Novocure Limited, a company incorporated under the Law.

“Control”	including, with correlative meanings, the terms “controlled by” and “under common control with,” means, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of voting securities, by contract or otherwise, or the holdings of more than 50% of the outstanding share capital of the Company.

“Conversion Price”	means the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price, the Series H Conversion Price, the Series I Conversion Price, or the Series J Conversion Price, as applicable.

“Convertible Securities”	has the meaning set forth in Article 6(a)(iv)(A) hereof.

“Converted Shares”	has the meaning set forth in Article 6(a)(iii)(A) hereof.

“Converting Shares”	has the meaning set forth in Article 6(a)(iii)(A) hereof.

“Dilutive Issuance”	has the meaning set forth in Article 6(a)(iv)(C) hereof.

“Deemed Liquidation”	has the meaning set forth in Article 118 hereof.

“Drag-Along Notice”	has the meaning set forth in Article 32(c)(ii) hereof.

“Drag-Along Right”	has the meaning set forth in Article 32(c)(i)(B) hereof.

“Drag-Along Shareholder”	has the meaning set forth in Article 32(c)(ii) hereof.

“Electronic”	has the meaning given to that term in the Electronic Communications (Jersey) Law 2000.

“Electronic Record”	has the meaning given to that term in the Electronic Communications (Jersey) Law 2000.

“Existing Loan Agreement”	means the Loan and Security Agreement, dated as of January 7, 2015, between the Company and BioPharma Secured Investments III Holdings Cayman LP.

“Excluded Shareholders”	means the holders of Series B Shares, the holders of Series C Shares, the holders of Series D Shares, the holders of Series E Shares, the holders of Series F Shares, the holders of Series G Shares, the holders of Series H Shares, the holders of Series I Shares, the holders of Series J Shares and TRDF, and, for purposes of clarification, such holders with respect to any Ordinary Share Equivalents held by such holders in addition to Series B Shares, Series C Shares, Series D Shares, Series E Shares, Series F Shares, Series G Shares, Series H Shares, Series I Shares or Series J Shares held by such holders.

“Existing Shareholders”	means any present or future shareholder of the Company, other than the Excluded Shareholders.

“Fidelity”	has the meaning ascribed to such term in the Series J Subscription Agreement.

“Fidelity Investors”	has the meaning ascribed to such term in the Series J Subscription Agreement.

“Initial Public Offering”	means the consummation of the initial sale of equity securities of the Company, in a bona fide firm commitment underwritten public offering pursuant to a registration statement on Form F-1 or Form S-1 (or a successor form) under the Securities Act or pursuant to the rules of any jurisdiction outside the United States if so determined by the Board of Directors.

“Investors Rights Agreement”	means the Eleventh Amended and Restated Investors Rights Agreement, dated as of June 1, 2015, as may be amended from time to time.

“Issuance Offer”	has the meaning set forth in Article 7(a) hereof.

“Junior Liquidation Preference Shares”	means, collectively, the Series I Shares, Series H Shares, Series G Shares, Series F Shares, Series E Shares, Series D Shares, Series C Shares, Series B Shares, Series A Shares and Ordinary Shares, and any other class or series of shares ranking junior to the Series J Shares upon liquidation.

“Law”	means the Companies (Jersey) Law 1991, as amended.

“Liquidation Event”	has the meaning set forth in Article 116 hereof.

“Majority Shareholders”	has the meaning set forth in Article 32(c)(i)(B) hereof.

“Memorandum”	means the Memorandum of Association of the Company, as may be amended from time to time.

“Notice of Acceptance”	has the meaning set forth in Article 7(b) hereof.

“Offered Securities”	has the meaning set forth in Article 7(a) hereof.

“Offer Price”	has the meaning set forth in Article 32(a)(i) hereof.

“Offer Shares”	has the meaning set forth in Article 32(a)(i) hereof.

“Options”	has the meaning set forth in Article 6(a)(iv)(A) hereof.

“Ordinary Resolution”	means a resolution adopted at a general meeting supported by shareholders present, in Person, by proxy or by voting card, vested with more than fifty percent (50%) of the total voting power attached to the shares whose holders were present, in Person, by proxy or by voting card, at such general meeting and voted thereon, or in writing in accordance with Article 66 hereof.

“Ordinary Share Split Factor”	means 5.913.

“Ordinary Shares”	means the Ordinary Shares of no par value of the Company.

“Ordinary Shares Deemed Outstanding”	has the meaning set forth in Article 6(a)(iv)(A) hereof.

“Ordinary Share Equivalents”	means Ordinary Shares outstanding or issuable upon conversion or exercise of the outstanding Preferred Shares or any other outstanding securities convertible into or exchangeable or exercisable for Ordinary Shares.

“Original Issue Date”	has the meaning set forth in Article 6(a)(iv)(A) hereof.

“Original Issue Price”	means, (i) with respect to the Series A Shares, $9.00 per share, (ii) with respect to the Series B Shares, $6.4406 per share, (iii) with respect to the Series C Shares, $10.46145 per share, (iv) with respect to the Series D Shares, $10.625531 per share, (v) with respect to the Series E Shares, $10.625531 per share, (vi) with respect to the Series F Shares, $13.1830 per share, (vii) with respect to the Series G Shares, $51.113570 per share, (viii) with respect to the Series H Shares issued pursuant to the Series H Subscription Agreements, $79.844399 per share, (ix) with respect to the Series H Shares issued upon exercise of the Series H Warrants, $111.00 per share, (x) with respect to the Series I Shares issued pursuant to the Series I Subscription Agreements, $85.94 per share, and (xi) with respect to the Series J Shares issued pursuant to the Series J Subscription Agreement, $137.95 per share. For the purpose of Articles 98(c) and 116(h), the Original Issue Price of the Series A Shares issued to Bio Medivest Group Ltd. shall be $9.09 per share.

“Outside Director”	means any director of the Company, who prior to his initial appointment as a director of the Company (i) is not and has not been an officer or employee of the Company, any subsidiary of the Company or any shareholder, and is not an Affiliate of any such officer, employee or shareholder and (ii) has not received (directly or indirectly) any compensation from the Company or any such subsidiary (other than customary director fees and reimbursement for travel and related expenses).

“Permitted Transferee”	has the meaning set forth in Article 32(d) hereof.

“Person”	means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, holding company, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Shares”	means, collectively, the Series A Shares, the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares, the Series F Shares, the Series G Shares, the Series H Shares, the Series I Shares and the Series J Shares.

“Proportionate Share”	means, with respect to each holder of Ordinary Share Equivalents, the ratio that the aggregate number of Ordinary Share Equivalents then held by such holder bears to the total number of shares of Ordinary Share Equivalents then outstanding and held by all Qualified Shareholders, holders of Series B Shares, holders of Series C Shares, holders of Series D Shares, holders of Series E Shares, holders of Series F Shares, holders of Series G Shares, holders of Series H Shares, holders of Series I Shares and holders of Series J Shares (giving effect to the conversion of all outstanding Preferred Shares), and TRDF. For the purposes of the foregoing calculation, the holdings in Ordinary Share Equivalents by any shareholder shall be aggregated with the holdings in Ordinary Share Equivalents held by any Affiliate of such shareholder.

“Qualified Initial Public Offering”	means any Initial Public Offering, but only if the aggregate gross proceeds received by the Company and/or its shareholders (before the deduction of underwriting discounts and expenses) in such Initial Public Offering are (i) at least fifty million dollars ($50,000,000) if the equity securities of the Company that are sold in the IPO are listed or traded on the New York Stock Exchange (NYSE) or the National Association of Securities Dealers Automated Quotations (NASDAQ) or (ii) at least one hundred million dollars ($100,000,000) if the equity securities of the Company that are sold in the IPO are listed or traded on any other public stock exchange.

“Qualified Purchaser”	has the meaning set forth in Article 7(a) hereof.

“Qualified Preferred Shares”	means the Preferred Shares.

“Qualified Series F Holder”	means any shareholder (when combined with any Affiliate of such shareholder) holding at least 189,638 Series F Shares (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such Series F Shares).

“Qualified Shareholder”	means any shareholder holding at least 5% of the issued and outstanding Ordinary Share Equivalents, on an as-converted basis.

“Refused Securities”	has the meaning set forth in Article 7(c) hereof.

“Remaining Offer Shares”	has the meaning set forth in Article 32(a)(iii) hereof.

“Seal”	means the common seal of the Company;

“Secretary”	means the secretary of the Company or any other Person appointed to perform the duties of the secretary of the Company.

“Securities Act”	means the United States Securities Act of 1933, as amended.

“Selling Shareholder”	has the meaning set forth in Article 32(a)(i) hereof.

“Series A Conversion Price”	has the meaning set forth in Article 6(a)(i)(J) hereof.

“Series B Conversion Price”	has the meaning set forth in Article 6(a)(i)(I) hereof.

“Series C Conversion Price”	has the meaning set forth in Article 6(a)(i)(H) hereof.

“Series D Conversion Price”	has the meaning set forth in Article 6(a)(i)(G) hereof.

“Series E Conversion Price”	has the meaning set forth in Article 6(a)(i)(F) hereof.

“Series F Conversion Price”	has the meaning set forth in Article 6(a)(i)(E) hereof.

“Series G Conversion Price”	has the meaning set forth in Article 6(a)(i)(D) hereof.

“Series H Conversion Price”	has the meaning set forth in Article 6(a)(i)(C) hereof.

“Series I Conversion Price”	has the meaning set forth in Article 6(a)(i)(B) hereof.

“Series J Conversion Price”	has the meaning set forth in Article 6(a)(i)(A) hereof.

“Series A Liquidation Preference Amount”	has the meaning set forth in Article 116(j) hereof.

“Series B Liquidation Preference Amount”	has the meaning set forth in Article 116(i) hereof.

“Series C Liquidation Preference Amount”	has the meaning set forth in Article 116(h) hereof.

“Series D Liquidation Preference Amount”	has the meaning set forth in Article 116(g) hereof.

“Series E Liquidation Preference Amount”	has the meaning set forth in Article 116(f) hereof.

“Series F Liquidation Preference Amount”	has the meaning set forth in Article 116(e) hereof.

“Series G Liquidation Preference Amount”	has the meaning set forth in Article 116(d) hereof.

“Series H Liquidation Preference Amount”	has the meaning set forth in Article 116(c) hereof.

“Series I Liquidation Preference Amount”	has the meaning set forth in Article 116(b) hereof.

“Series J Liquidation Preference Amount”	has the meaning set forth in Article 116(a) hereof.

“Series A Shares”	means the Series A Convertible Preferred Shares of no par value of the Company.

“Series B Shares”	means the Series B Convertible Preferred Shares of no par value of the Company.

“Series C Shares”	means the Series C Convertible Preferred Shares of no par value of the Company.

“Series D Shares”	means the Series D Convertible Preferred Shares of no par value of the Company.

“Series D Subscription Agreement”	means the Series D Convertible Preferred Shares Subscription Agreement, dated as of May 8, 2006, by and between the Company and the investors listed therein.

“Series E Shares”	means the Series E Convertible Preferred Shares of no par value of the Company.

“Series E Subscription Agreement”	means the Series E Convertible Preferred Shares Subscription Agreement, dated as of July 31, 2007, by and between the Company and the investors listed therein.

“Series F Shares”	means the Series F Convertible Preferred Shares of no par value of the Company.

“Series F Subscription Agreement”	means the Series F Convertible Preferred Shares Subscription Agreement, dated as of April 2, 2009, by and between the Company and the investors listed therein, as amended.

“Series G Shares”	means the Series G Convertible Preferred Shares of no par value of the Company.

“Series G Subscription Agreement”	means the Series G Convertible Preferred Shares Subscription Agreement, dated as of February 1, 2011, by and between the Company and the investors listed therein.

“Series H Shares”	means the Series H Convertible Preferred Shares of no par value of the Company.

“Series H Subscription Agreements”	means, collectively, the Series H Convertible Preferred Shares Subscription Agreement, dated as of February 16, 2012, by and between the Company and the investors listed therein, and the Series H Convertible Preferred Shares Subscription Agreement, dated as of March 29, 2012, by and between the Company and the investors listed therein.

“Series H Warrants”	means the warrants to purchase Series H Shares, issued pursuant to the Credit Agreement, dated as of January 28, 2013, by and among the Company, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent.

“Series I Shares”	means the Series I Convertible Preferred Shares of no par value of the Company.

“Series I Subscription Agreements”	means the Series I Convertible Preferred Shares Subscription Agreement, dated as of May 17, 2013, by and between the Company and the investors listed therein, and the Series I Convertible Preferred Shares Subscription Agreement, dated as of September 20, 2013, by and between the Company and the investors listed therein.

“Series J Shares”	means the Series J Convertible Preferred Shares of no par value of the Company.

“Series J Subscription Agreement”	means the Series J Convertible Preferred Shares Subscription Agreement, dated as of May 6, 2015, by and between the Company and the investors listed therein.

“Settlement Agreement”	means the Settlement Agreement, dated as of February 10, 2015, by and among the Company, TRDF and the other parties identified therein.

“Shareholder’s Acceptance”	has the meaning set forth in Article 32(a)(ii) hereof.

“Shares”	means, collectively, the Ordinary Shares and Preferred Shares.

“Special Resolution”	means a resolution adopted at a general meeting supported by shareholders present, in person, by proxy or by voting card, vested with more than two-thirds (2/3) of the total voting power attached to the shares whose holders were present, in person, by proxy or by voting card, at such general meeting and voted thereon or in writing in accordance with Article 66 hereof.

“Subsidiaries”	means NovoCure (Israel) Ltd., a company incorporated under Israeli law, Novocure Inc., a corporation incorporated under Delaware law, Novocure USA LLC, a limited liability company incorporated under Delaware law, NovoCure GmbH, a corporation incorporated under the German law, Novocure GmbH, a company incorporated under Swiss law, Novocure Luxembourg S.a.r.l., a company incorporated under Luxembourg law, Novocure K.K., a company incorporated under Japanese law, and any other subsidiary (as defined in Article 2 of the Law) to be incorporated after the date these Articles become effective.

“T. Rowe”	has the meaning ascribed to such term in the Series J Subscription Agreement.

“Tag-Along Shares”	has the meaning set forth in Article 32(b)(ii) hereof.

“Third-Party Purchaser”	has the meaning set forth in Article 32(a)(i) hereof.

“Transfer Notice”	has the meaning set forth in Article 32(a)(i) hereof.

“Transfer Terms”	has the meaning set forth in Article 32(a)(i) hereof.

“TRDF”	means the Technion Research and Development Foundation.

“TRDF Option”	means the option to purchase Ordinary Shares granted to TRDF pursuant to the Settlement Agreement.

“Volati”	means Volati Ltd., a company incorporated under the Law or any successor thereof.

“Voting Shares”	means share capital of any class or classes of the Company, the holders of which are entitled to participate generally in general meetings of the shareholders of the Company and vote such share capital, and shall include, without limitation, the Ordinary Shares and the Preferred Shares.

(b) In these Articles, save where the context otherwise requires:

(i) the singular includes the plural and vice versa;

(ii) where a word or phrase is given a particular meaning, other grammatical forms of that word or phrase have corresponding meanings;

(iii) a reference to an “Article” is a reference to an article of these Articles;

(iv) a reference to writing includes typewriting, printing, telegram, facsimile or other modes of representing or reproducing words in a visible form;

(v) headings are inserted for convenience and do not affect the interpretation of these Articles; and

(vi) words or expressions defined in the Law shall have the same meaning where used in these Articles but excluding any statutory modification thereof not in force when these Articles became binding on the Company.

(c) The Standard Table prescribed pursuant to the Law shall not apply to the Company and is expressly excluded in its entirety.

SHARE CAPITAL

2. Subject to the provisions of the Law and these Articles –

(a) Without prejudice to any special rights attached to any issued shares, any share may be issued with such rights or restrictions as the Company may by an Ordinary Resolution determine. The authorised share capital of the Company is as specified in the Memorandum of Association of the Company. No share issued by the Company shall have a nominal value.

(b) The Board of Directors shall have the exclusive authority to issue shares, securities or other instruments convertible into shares, and to grant options to acquire shares or otherwise dispose of shares, to such Persons and on such terms and conditions as the Board of Directors may determine, subject to, but without any obligation to obtain the same, any prior Ordinary Resolution under Article 2(a) hereof. Without derogating from the foregoing, the Board of Directors may issue from time to time, out of the authorized but un-issued share capital of the Company, shares in one or more classes or series, with such preferences, limitations and relative rights as stated in the resolution or resolutions of the Board of Directors providing for the issuance of such classes or series of shares, as determined by the Board of Directors subject to the provisions of these Articles.

(c) Subject to any special rights attached to any series or class of share capital of the Company, the Company may on such terms and in such manner as may be determined by an Ordinary Resolution (unless a Special Resolution is required under the provisions of the Law):

(i) increase its authorized share capital where its authorized share capital is subject to an upper limit, whether or not all of the shares then authorized have been issued and whether or not all of the shares theretofore issued have been called up for payment. Such resolution shall set forth the amount of the increase, the number of the new shares created thereby, and may also provide for the rights, preferences or deferred rights that shall be attached to the newly created shares and the restrictions to which such shares shall be subject;

(ii) consolidate all or any of its issued or unissued share capital;;

(iii) subdivide all or any of its issued or unissued share capital, provided, however, that the proportion between the amount paid and the amount unpaid on each share which is not fully paid-up shall be retained in the subdivision;

(iv) cancel any shares which, as at the date of the adoption of the resolution, have not been issued or agreed to be issued, and thereby reduce the amount of its authorized share capital where its authorized share capital is subject to an upper limit ; and

(v) reduce its authorized share capital in any manner whatsoever.

3. The Company may exercise the powers of paying commissions conferred by the Law. Subject to the provisions of the Law, any such commission may be satisfied by the payment of cash or by the issuance of fully or partly paid shares of partly in one way and partly in the other.

4. Except as required by law, no Person shall be recognized by the Company as holding any share upon any trust and (except as otherwise provided by the Articles or by law) the Company shall not be bound by or recognize any interest in any share except an absolute right to the entirety thereof in the holder.

RIGHTS ATTACHED TO SHARES

5. General. Unless otherwise stipulated in these Articles, the same rights, obligations and restrictions shall attach to all shares, including the Preferred Shares on an as-converted basis, regardless of their denomination or class. For the purposes of these Articles, any calculation relating to any of the rights attached to the Preferred Shares shall be made and determined on an as-converted basis.

5A Bennet Redeemable Ordinary Shares. The Bennet Redeemable Ordinary Shares may be redeemed at the option of the Company with the consent of the holder of such Bennet Redeemable Ordinary Shares at a price as may be determined by mutual agreement between the holder and the Company.

Upon the date of redemption of a Bennet Redeemable Ordinary Share:

(a) the holder of that Bennet Redeemable Ordinary Share shall cease to be entitled to any rights in respect of the Bennet Redeemable Ordinary Share other than the right to receive:

(i) the price for the Bennet Redeemable Ordinary Share; and

(ii) any dividend declared in respect of the Bennet Redeemable Ordinary Share prior to the date of redemption;

(b) the holder’s name shall be removed from the register of members with respect to the Bennet Redeemable Ordinary Share; and

(c) the Bennet Redeemable Ordinary Share shall be cancelled or become a treasury share.

(d) For the purpose of this Article, the date of redemption is the date when the redemption falls due.

In addition, subject to approval by Special Resolution and approval under Article 64(l) hereof, the Company may convert non-redeemable limited shares held by or on behalf of Bennet, Yoram Palti or any Affiliate thereof, whether issued or not, into limited shares that are to redeemed, or are liable to be redeemed, with the consent of the holder of such shares at a price as may be determined by mutual agreement between the holder and the Company. Upon the conversion of such shares, the provisions of Articles 5(A)(a) through (d) shall apply, mutatis mutandis.

6. Rights, Preferences, Privileges and Restrictions of Preferred Shares.

(a) Conversion. The holders of Preferred Shares shall have conversion rights as follows:

(i) Right to Convert. Subject to and upon compliance with the provisions of this Article 6 and subject to compliance with any required notification or expiration of any notice or waiting period under applicable laws or regulations,

(A) any holder of Series J Shares shall have the right, at such holder’s option, at any time (and from time to time) to convert each Series J Share held by such holder, plus declared and unpaid dividends thereon payable in Series J Shares, into that number of fully paid and non-assessable shares of Ordinary Shares (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price of such Preferred Shares by the Series J Conversion Price, by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 6(a)(iii) hereof. The “Series J Conversion Price” at which shares of Ordinary Shares shall be deliverable upon conversion of shares of Series J Shares shall be equal to the Original Issue Price of the Series J Shares, divided by the Ordinary Share Split Factor. Such initial Series J Conversion Price shall be subject to further adjustment (in order to adjust the number of shares of Ordinary Shares into which each Series J Share is convertible) as hereinafter provided.

(B) any holder of Series I Shares shall have the right, at such holder’s option, at any time (and from time to time) to convert each Series I Share held by such holder, plus declared and unpaid dividends thereon payable in Series I Shares, into that number of fully paid and non-assessable shares of Ordinary Shares (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price of such Preferred Shares by the Series I Conversion Price, by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 6(a)(iii) hereof. The “Series I Conversion Price” at which shares of Ordinary Shares shall be deliverable upon conversion of shares of Series I Shares shall be equal to the Original Issue Price of the Series I Shares, divided by the Ordinary Share Split Factor. Such initial Series I Conversion Price shall be subject to further adjustment (in order to adjust the number of shares of Ordinary Shares into which each Series I Share is convertible) as hereinafter provided.

(C) any holder of Series H Shares shall have the right, at such holder’s option, at any time (and from time to time) to convert each Series H Share held by such holder, plus declared and unpaid dividends thereon payable in Series H Shares, into that number of fully paid and non-assessable shares of Ordinary Shares (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price of such Preferred Shares by the Series H Conversion Price, by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 6(a)(iii) hereof. The “Series H Conversion Price” at which shares of Ordinary Shares shall be deliverable upon conversion of shares of Series H Shares shall be equal to the applicable Original Issue Price of the Series H Shares, divided by the Ordinary Share Split Factor. Such initial Series H Conversion Price shall be subject to further adjustment (in order to adjust the number of shares of Ordinary Shares into which each Series H Share is convertible) as hereinafter provided.

(D) any holder of Series G Shares shall have the right, at such holder’s option, at any time (and from time to time) to convert each Series G Share held by such holder, plus declared and unpaid dividends thereon payable in Series G Shares, into that number of fully paid and non-assessable shares of Ordinary Shares (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price of such Preferred Shares by the Series G Conversion Price, by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 6(a)(iii) hereof. The “Series G Conversion Price” at which shares of Ordinary Shares shall be deliverable upon conversion of shares of Series G Shares shall be equal to the Original Issue Price of the Series G Shares, divided by the Ordinary Share Split Factor. Such initial Series G Conversion Price shall be subject to further adjustment (in order to adjust the number of shares of Ordinary Shares into which each Series G Share is convertible) as hereinafter provided.

(E) any holder of Series F Shares shall have the right, at such holder’s option, at any time (and from time to time) to convert each Series F Share held by such holder, plus declared and unpaid dividends thereon payable in Series F Shares, into that number of fully paid and non-assessable shares of Ordinary Shares (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price of such Preferred Shares by the Series F Conversion Price, by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 6(a)(iii) hereof. The “Series F Conversion Price” at which shares of Ordinary Shares shall be deliverable upon conversion of shares of Series F Shares shall be equal to the Original Issue Price of the Series F Shares, divided by the Ordinary Share Split Factor. Such initial Series F Conversion Price shall be subject to further adjustment (in order to adjust the number of shares of Ordinary Shares into which each Series F Share is convertible) as hereinafter provided.

(F) any holder of Series E Shares shall have the right, at such holder’s option, at any time (and from time to time) to convert each Series E Share held by such holder, plus declared and unpaid dividends thereon payable in Series E Shares, into that number of fully paid and non-assessable shares of Ordinary Shares (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price of such Preferred Shares by the Series E Conversion Price, by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 6(a)(iii) hereof. The “Series E Conversion Price” at which shares of Ordinary Shares shall be deliverable upon conversion of shares of Series E Shares shall be equal to the Original Issue Price of the Series E Shares, divided by the Ordinary Share Split Factor. Such initial Series E Conversion Price shall be subject to further adjustment (in order to adjust the number of shares of Ordinary Shares into which each Series E Share is convertible) as hereinafter provided.

(G) any holder of Series D Shares shall have the right, at such holder’s option, at any time (and from time to time) to convert each Series D Share held by such holder, plus declared and unpaid dividends thereon payable in Series D Shares, into that number of fully paid and non-assessable shares of Ordinary Shares (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price of such Preferred Shares by the Series D Conversion Price, by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 6(a)(iii) hereof. The “Series D Conversion Price” at which shares of Ordinary Shares shall be deliverable upon conversion of shares of Series D Shares shall be equal to the Original Issue Price of the Series D Shares, divided by the Ordinary Share Split Factor. Such initial Series D Conversion Price shall be subject to further adjustment (in order to adjust the number of shares of Ordinary Shares into which each Series D Share is convertible) as hereinafter provided.

(H) any holder of Series C Shares shall have the right, at such holder’s option, at any time (and from time to time) to convert each Series C Share held by such holder, plus declared and unpaid dividends thereon payable in Series C Shares, into that number of fully paid and non-assessable shares of Ordinary Shares (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price of such Preferred Shares by the Series C Conversion Price, by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 6(a)(iii) hereof. The “Series C Conversion Price” at which shares of Ordinary Shares shall be deliverable upon conversion of shares of Series C Shares shall be equal to the Original Issue Price of the Series C Shares, divided by the Ordinary Share Split Factor. Such initial Series C Conversion Price shall be subject to further adjustment (in order to adjust the number of shares of Ordinary Shares into which each Series C Share is convertible) as hereinafter provided.

(I) any holder of Series B Shares shall have the right, at such holder’s option, at any time (and from time to time) to convert each Series B Share held by such holder, plus declared and unpaid dividends thereon payable in Series B Shares, into that number of fully paid and non-assessable shares of Ordinary Shares (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price of such Preferred Shares by the Series B Conversion Price, by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 6(a)(iii) hereof. The “Series B Conversion Price” at which shares of Ordinary Shares shall be deliverable upon conversion of shares of Series B Shares shall be equal to the Original Issue Price of the Series B Shares, divided by the Ordinary Share Split Factor. Such initial Series B Conversion Price shall be subject to further adjustment (in order to adjust the number of shares of Ordinary Shares into which each Series B Share is convertible) as hereinafter provided.

(J) any holder of Series A Shares shall have the right, at such holder’s option, at any time (and from time to time) to convert each Series A Share held by such holder, plus declared and unpaid dividends thereon payable in Series A Shares, into that number of fully paid and non-assessable shares of Ordinary Shares (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price of such Preferred Shares by the Series A Conversion Price, by surrendering the certificate or certificates representing shares to be converted in the manner provided in Section 6(a)(iii) hereof. The “Series A Conversion Price” at which shares of Ordinary Shares shall be deliverable upon conversion of shares of Series A Shares shall be equal to the Original Issue Price of the Series A Shares, divided by the Ordinary Share Split Factor. Such initial Series A Conversion Price shall be subject to further adjustment (in order to adjust the number of shares of Ordinary Shares into which each Series A Share is convertible) as hereinafter provided.

(ii) Automatic Conversion.

(A) Upon the vote of the holders of a majority of the Series J Shares or the consummation of a Qualified Initial Public Offering, whichever is earlier to occur, each Series J Share, plus declared and unpaid dividends thereon payable in additional Series J Shares, shall automatically be converted into fully paid and non-assessable Ordinary Shares at the Series J Conversion Price then in effect.

(B) Upon the vote of the holders of a majority of the Series I Shares or the consummation of a Qualified Initial Public Offering, whichever is earlier to occur, each Series I Share, plus declared and unpaid dividends thereon payable in additional Series I Shares, shall automatically be converted into fully paid and non-assessable Ordinary Shares at the Series I Conversion Price then in effect.

(C) Upon the vote of the holders of a majority of the Series H Shares or the consummation of a Qualified Initial Public Offering, whichever is earlier to occur, each Series H Share, plus declared and unpaid dividends thereon payable in additional Series H Shares, shall automatically be converted into fully paid and non-assessable Ordinary Shares at the Series H Conversion Price then in effect.

(D) Upon the vote of the holders of a majority of the Series G Shares or the consummation of a Qualified Initial Public Offering, whichever is earlier to occur, each Series G Share, plus declared and unpaid dividends thereon payable in additional Series G Shares, shall automatically be converted into fully paid and non-assessable Ordinary Shares at the Series G Conversion Price then in effect.

(E) Upon the vote of the holders of at least 66.67% of the Series F Shares or the consummation of a Qualified Initial Public Offering, whichever is earlier to occur, each Series F Share, plus declared and unpaid dividends thereon payable in additional Series F Shares, shall automatically be converted into fully paid and non-assessable Ordinary Shares at the Series F Conversion Price then in effect.

(F) Upon the vote of the holders of at least 66.67% of the Series E Shares or the consummation of a Qualified Initial Public Offering, whichever is earlier to occur, each Series E Share, plus declared and unpaid dividends thereon payable in additional Series E Shares, shall automatically be converted into fully paid and non-assessable Ordinary Shares at the Series E Conversion Price then in effect.

(G) Upon the vote of the holders of at least 66.67% of the Series D Shares or the consummation of a Qualified Initial Public Offering, whichever is earlier to occur, each Series D Share, plus declared and unpaid dividends thereon payable in additional Series D Shares, shall automatically be converted into fully paid and non-assessable Ordinary Shares at the Series D Conversion Price then in effect.

(H) Upon the vote of the holders of at least 66.67% of the Series C Shares or the consummation of a Qualified Initial Public Offering, whichever is earlier to occur, each Series C Share, plus declared and unpaid dividends thereon payable in additional Series C Shares, shall automatically be converted into fully paid and non-assessable Ordinary Shares at the Series C Conversion Price then in effect.

(I) Upon the vote of the holders of at least 66.67% of the Series B Shares or the consummation of a Qualified Initial Public Offering, whichever is earlier to occur, each Series B Share, plus declared and unpaid dividends thereon payable in additional Series B Shares, shall automatically be converted into fully paid and non-assessable Ordinary Shares at the Series B Conversion Price then in effect.

(J) Upon the vote of the holders of at least 66.67% of the Series A Shares or the consummation of a Qualified Initial Public Offering, whichever is earlier to occur, each Series A Share, plus declared and unpaid dividends thereon payable in additional Series A Shares, shall automatically be converted into fully paid and non-assessable Ordinary Shares at the Series A Conversion Price then in effect.

(iii) Mechanics of Conversion.

(A) Each conversion of any class or series of share capital of the Company into another class or series of share capital of the Company shall be effected by the surrender of the certificate(s) evidencing the shares of the class or series to be converted (the “Converting Shares”) at the principal office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of such class of share capital) at any time during its usual business hours on a Business Day, together with written notice by the holder of such Converting Shares, (i) stating that the holder desires to convert the Converting Shares or a specified number of such Converting Shares, evidenced by such certificate(s), plus declared and unpaid dividends thereon, into shares of the class into which such shares may be converted (the “Converted Shares”), and (ii) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof; provided, however, that if a conversion of any Preferred Shares is made pursuant to Section 6(a)(ii) above, then the conversion shall be deemed to have taken place regardless of whether a notice of conversion has been given or the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares into which the Preferred Shares were converted and the right to receive, subject to the surrender of the certificates evidencing the Preferred Shares, a certificate for such Ordinary Shares and provided, further, that any Person not tendering the certificates representing the Preferred Shares upon their conversion shall deliver to the Company an affidavit of loss and indemnity, in form and substance reasonably satisfactory to the Company, pursuant to which, among other things, such Person shall agree to indemnify and hold the Company harmless from and against all losses, damages and liabilities arising from or by reason of the failure of such Person to surrender such certificates.

(B) If the Converted Shares are to be issued in the name of a Person other than the registered holder of the Converting Shares, the holder of the Converting Shares shall be subject to any transfer restrictions applicable to any class or series of share capital of the Company set forth in these Articles or any other agreement by which such holder is bound and shall provide with such notice an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is exempt from the registration requirements of the Securities Act and applicable securities laws in Jersey, Israel and the United States; provided, however, that the holder of the Converting Shares shall pay all transfer taxes payable with respect to such transfer.

(C) Upon receipt of the notice described in subsection 6(a)(iii)(A), together with the certificate(s) evidencing the Converting Shares, the Company shall be obligated to, and shall, issue and deliver in accordance with such instructions and without charge to the holder of the Converting Shares, the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Company in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Company, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the Person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

(D) Upon the issuance of the Converted Shares in accordance with this Section 6(a)(iii), such shares shall be deemed to be duly authorized, validly issued, fully paid (provided that the Preferred Shares underlying such Converted Shares have been fully paid) and non-assessable.

(E) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Shares for conversion as permitted herein, be conditioned upon the closing of such underwritten sale of securities pursuant to such offering in which event the Person(s) entitled to receive the shares issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

(iv) Anti-Dilution Provisions and Adjustments to Conversion Price.

(A) Special Definitions. For purposes of this Section 6(a)(iv), the following definitions shall apply:

(1) “Additional Ordinary Shares” means all Ordinary Shares issued (or, pursuant to subsection 6(a)(iv)(B), deemed to be issued) by the Company after the Original Issue Date, other than:

a. Ordinary Shares issued upon any subdivision or combination of shares of Ordinary Shares (including the subdivision of Ordinary Shares effected in connection with the adoption of these Articles);

b. Preferred Shares or other securities issued as a stock dividend or paid as interest to holders of Preferred Shares or upon any subdivision or combination of shares of Preferred Shares;

c. Series D Shares or other securities issued pursuant to the Series D Subscription Agreement;

d. Series E Shares or other securities issued pursuant to the Series E Subscription Agreement;

e. Series F Shares issued pursuant to the Series F Subscription Agreement;

f. Series G Shares issued pursuant to the Series G Subscription Agreement;

g. Series H Shares issued pursuant to the Series H Subscription Agreements or upon exercise of the Series H Warrants;

h. Series I Shares issued pursuant to the Series I Subscription Agreements;

i. Series J Shares issued pursuant to the Series J Subscription Agreement;

j. Ordinary Shares issued pursuant to the Settlement Agreement, the TRDF Option, and Ordinary Shares issued upon exercise of the TRDF Option;

k. the issuance of any Ordinary Shares upon conversion of Preferred Shares or of Ordinary Share Equivalents upon payment of a dividend or distribution or as bonus shares to all the holders of the Company’s share capital on an as-converted basis;

l. options or warrants to purchase Ordinary Shares approved by the Board of Directors or a committee thereof and issued in connection with grants to employees, directors or consultants of the Company pursuant to a stock option plan or similar compensation arrangement adopted by the Board of Directors and any shares issued upon exercise of such options or warrants, up to the aggregate number of Ordinary Shares reserved for issuance upon the exercise of such options or warrants, as set forth in the capitalization table attached as Schedule 3.2 to the Series J Subscription Agreement (the “Authorized Option Pool”), and any shares issued upon exercise of such options or warrants, except that holders of a majority of the Preferred Shares (voting together as one class, on an as converted basis) may, in their sole discretion, consent to the issuance of options and warrants in addition to the Authorized Option Pool without such options and warrants being considered Additional Ordinary Shares;

m. Ordinary Shares sold by the Company in the Initial Public Offering; or

n. Ordinary Shares issued upon the exercise of warrants and options (other than warrants and options referred to in clause (i) above) granted to holders of Series E Shares, holders of Series D Shares, holders of Series C Shares and holders of Series B Shares to purchase shares of Ordinary Shares, as set forth in the capitalization table attached as Schedule 3.2 to the Series J Subscription Agreement.

(2) “Convertible Securities” means any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(3) “Options” means any and all rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities, whether currently exercisable, subject to vesting or forfeiture or otherwise subject to conditions.

(4) “Ordinary Shares Deemed Outstanding” means as of any time of determination, the sum of (x) the number of Ordinary Shares actually outstanding at such time, plus (y) to the extent not otherwise included in clause (x), the number of Ordinary Shares issuable at such time upon conversion of Preferred Shares and any other Convertible Securities then outstanding plus the number of Ordinary Shares issuable at any time upon the exercise of all then outstanding Options.

(5) “Original Issue Date” means (i) as applied to Series A Shares and the Series B Shares, April 26, 2004, (ii) as applied to Series C Shares, October 11, 2005, (iii) as applied to Series D Shares, May 8, 2006, (iv) as applied to the Series E Shares, July 31, 2007, (v) as applied to the Series F Shares, April 2, 2009, (vi) as applied to the Series G Shares, the Closing Date

(as defined in the Series G Subscription Agreement), (vii) as applied to the Series H Shares issued pursuant to the Series H Subscription Agreements, the Closing Date (as defined in the Series H Convertible Preferred Shares Subscription Agreement, dated as of February 16, 2012, by and between the Company and the investors listed therein), (viii) as applied to the Series H Shares issued upon exercise of the Series H Warrants, January 28, 2013, (ix) as applied to the Series I Shares, the First Closing Date (as defined in the Series I Convertible Preferred Shares Subscription Agreement, dated as of May 17, 2013), and (x) as applied to the Series J Shares, the Closing Date (as defined in the Series J Convertible Preferred Shares Subscription Agreement).

(B) Deemed Issue of Additional Ordinary Shares. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares (unless such Ordinary Shares issuable pursuant to such Options or Convertible Securities are excluded from the definition of Additional Ordinary Shares by any subpart of subsection 6(a)(iv)(A)(1)), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 6(a)(iv)(E) hereof) of such Additional Ordinary Shares would be less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price, the Series H Conversion Price, the Series I Conversion Price or the Series J Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(1) no further adjustments in the Conversion Price of any series of Preferred Shares shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof (including any such increase or decrease under or by reason of provisions designed to protect against dilution), the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price, the Series H Conversion Price, the Series I Conversion Price and/or the Series J Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of a Conversion Price shall affect shares of Ordinary Shares previously issued upon conversion of any Preferred Shares) (it being further acknowledged and agreed that the provisions of this subsection 6(a)(iv)(B)(2) shall apply mutatis mutandis if the terms of any Option or Convertible Security (other than an Option or Convertible Security that is excluded from the definition of Additional Ordinary Shares by any subpart of subsection 6(a)(iv)(A)(1)) which did not result in an adjustment to a Conversion Price pursuant to the terms of subsection 6(a)(iv)(C) are adjusted after the applicable Original Issue Date to provide for either (1) any increase in the number of Ordinary Shares issuable upon the exercise, conversion or exchange thereof or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange (except that such Option or Convertible Security, as so amended or adjusted, and the Additional Ordinary Shares subject thereto (determined in the manner provided in Section 6(a)(iv)(B)(1) hereof shall be deemed to have been issued effective upon such increase or decrease becoming effective));

(3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price, the Series H Conversion Price, the Series I Conversion Price and/or the Series J Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

a. in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange (provided, however, that no such adjustment of a Conversion Price shall affect shares of Ordinary Shares previously issued upon conversion of any shares of Preferred Shares), and

b. in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to subsection 6(a)(iv)(E) hereof) upon the issue of the Convertible Securities with respect to which such Options were actually exercised (provided, however, that no such adjustment of a Conversion Price shall affect Ordinary Shares previously issued upon conversion of any series or class of Preferred Shares);

(4) no recomputation pursuant to clause (2) or (3) above shall have the effect of increasing a Conversion Price to an amount which exceeds the lower of (a) the applicable Conversion Price on the original adjustment date (immediately prior to such adjustment), or (b) the applicable Conversion Price as adjusted between the original adjustment date and such recomputation date as a result of any other issuance of Additional Ordinary Shares between the original adjustment date and such recomputation date; and

(5) in the case of any Options which expire by their terms not more than 90 days after the date of issue thereof, no adjustment of a Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

(C) Adjustments of Conversion Price Upon Issuance of Additional Ordinary Shares. In the event the Company shall, at any time or from time to time prior to a Change of Control or an Initial Public Offering while any of the Preferred Shares are outstanding, sell or issue Additional Ordinary Shares, including Additional Ordinary Shares deemed to be issued pursuant to Section 6(a)(iv)(B) hereof, for no consideration or at a purchase price per Ordinary Share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price, the Series H Conversion Price, Series I Conversion Price or the Series J Conversion Price, as the case may be, in effect on the date of and immediately prior to such sale or issuance of such Additional Ordinary Shares (the “Dilutive Issuance”), then, and in such event, such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price, as the case may be, shall be reduced, concurrently with such sale or issuance, in order to increase the number of Ordinary Shares into which the shares of such class of Preferred Shares are convertible, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (A) the number of shares of Ordinary Shares Deemed Outstanding immediately before such sale or issuance of Additional Ordinary Shares and, with respect to the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares, the Series F Shares, the Series G Shares, the Series H Shares, the Series I Shares and the Series J Shares, after giving effect to any adjustment to the Series A Conversion Price pursuant to this Article 6(a)(iv)(C), plus (B) the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of Additional Ordinary Shares so issued would purchase at such Conversion Price, and (y) the denominator of which shall be (A) the number of Ordinary Shares Deemed Outstanding immediately before such sale or issuance of Additional Ordinary Shares and, with respect to the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares, the Series F Shares, the Series G Shares, the Series H Shares, the Series I Shares and the Series J Shares, after giving effect to any adjustment to the Series A Conversion Price pursuant to this

Article 6(a)(iv)(C), plus the number of Additional Ordinary Shares so issued, as expressed by the following equation:

P* = P × N+np/P

               N+n

Where:

N = the number of shares of Ordinary Shares Deemed Outstanding immediately prior the Dilutive Issuance and, with respect to the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares, the Series F Shares, the Series G Shares, the Series H Shares, the Series I Shares and the Series J Shares, after giving effect to any adjustment to the Series A Conversion Price pursuant to this Article 6(a)(iv)(C);

P = the Series A Conversion Price, the Series B Conversion Price the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price, the Series H Conversion Price, the Series I Conversion Price or the Series J Conversion Price, as the case may be, immediately prior to the Dilutive Issuance;

P* = the new Series A Conversion Price, the new Series B Conversion Price, the new Series C Conversion Price, the new Series D Conversion Price, the new Series E Conversion Price, the new Series F Conversion Price, the new Series G Conversion Price, the new Series H Conversion Price, the new Series I Conversion Price or the new Series J Conversion Price, as the case may be, immediately after the Dilutive Issuance;

n = the number of Additional Ordinary Shares issued in the Dilutive Issuance; and

p = the price per share in the Dilutive Issuance.

(D) Reserved.

(E) Determination of Consideration. For purposes of this subsection 6(a)(iv), the consideration received by the Company for the issue of any Additional Ordinary Shares shall be computed as follows:

(1) Cash and Property. Such consideration shall:

a. insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

b. insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

c. in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses a. and b. above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to subsection 6(a)(iv)(B) hereof, relating to Options and Convertible Securities, shall be determined by dividing:

a. the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of all such Convertible Securities, or in the case of Options for Convertible Securities, the exercise in full of such Options for Convertible Securities and the conversion or exchange of all such Convertible Securities, by

b. the number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(F) Adjustments for Share Dividends, Subdivisions, Combinations or Consolidation of Ordinary Shares. In the event the Company shall, at any time or from time to time while any of the Preferred Shares are outstanding, (i) pay a dividend or make a distribution in respect of Ordinary Shares in shares of Ordinary Shares, or (ii) subdivide, split, consolidate or combine the outstanding Ordinary Shares into a greater or lesser number of shares, in each case whether by reclassification of shares, recapitalization of the Company, or otherwise, then, in such event, the Conversion Price of each series or class of Preferred Shares in effect immediately prior to such dividend, subdivision, split, consolidation or combination (or, as of the record date fixed for such transactions, if any) shall be adjusted by multiplying the Conversion Price of each series or class of Preferred Shares in effect immediately before such event (or such record date) by a fraction, the numerator of which is the number of shares of Ordinary Shares Deemed Outstanding immediately before such event, and the denominator of which is the number of shares of Ordinary Shares Deemed Outstanding immediately after such event (rounded to the nearest whole cent). For the avoidance of doubt, the Conversion Prices set forth in these Articles have already been adjusted to reflect the subdivision of Ordinary Shares effected in connection with the adoption of these Articles, so this Section 6(a)(iv)(F) shall not apply to such subdivision; however, the Conversion Prices remain subject to further adjustment for any other event as provided for in these Articles.

(G) Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights not referred to in Section 6(a)(iv)(E), the holders of the Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution or, if no such record date is fixed, as of the date such distribution is made.

(H) Recapitalizations. If at any time or from time to time there shall be a recapitalization of or a change in the Ordinary Shares in a manner not otherwise addressed in these Articles, provision shall be made so that the holders of Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares of stock or other securities or property of the Company to which a holder of Ordinary Shares would have been entitled on recapitalization.

(I) No Impairment. The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6(a)(iv) and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

(v) Fractional Shares. No fractional shares or securities representing fractional shares of Ordinary Shares shall be issued upon conversion of Preferred Shares. Any fractional interest in an Ordinary Share resulting from conversion of a Preferred Share shall be rounded down to the nearest whole number of Ordinary Shares. For purposes of clarification, if more than one Preferred Share shall be converted at the same time by the same holder, the number of full Ordinary Shares that shall be issuable upon such conversion shall be computed on the basis of the aggregate number of Preferred Shares so presented for conversion.

(vi) Certificate as to Adjustments. Whenever an adjustment to the Conversion Price or the number of Ordinary Shares into which each Preferred Share can be converted is required pursuant to Section 6(a)(iv), the Company shall forthwith place on file with the transfer agent for the Ordinary Shares, if any, and with the Treasurer (or Chief Financial Officer) of the Company, a certificate signed by the Treasurer (or Chief Financial Officer) or Assistant Treasurer of the Company stating the adjusted number of Ordinary Shares into which each Preferred Share can be converted or the Conversion Price of each class or series of Preferred Shares determined as provided herein. Such certificate shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of fair market value involved in such computation. Within forty-five (45) days after each adjustment to the number of Ordinary Shares into which each Preferred Share can be converted or the Conversion Price thereof, the Company shall mail a notice thereof and of the then prevailing number of Ordinary Shares into which each Preferred Share can be converted and the Conversion Price of each class or series of Preferred Shares to each holder of Preferred Shares.

(vii) Sufficient Authorized Number of Ordinary Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the conversion of Preferred Shares, such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of all then outstanding Preferred Shares. The Company shall, from time to time, subject to and in accordance with these Articles and applicable law, increase the number of authorized Ordinary Shares if at any time the number of authorized Ordinary Shares remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding Preferred Shares.

(b) Voting Rights. Holders of Qualified Preferred Shares shall have the voting rights set forth in Article 64 hereof. Holders of Series F Shares that do not hold shares of another series of Preferred Shares shall also have the voting rights set forth in Article 122(b) hereof.

(c) Dividends. Holders of Series J Shares, Series I Shares, Series H Shares, Series G Shares, Series F Shares, Series E Shares, Series D Shares, Series C Shares, Series B Shares and Series A Shares shall have preference with respect to dividends and distributions as set forth in Article 98 hereof.

(d) Liquidation Preference. Holders of Series J Shares, Series I Shares, Series H Shares, Series G Shares, Series F Shares, Series E Shares, Series D Shares, Series C Shares, Series B Shares and Series A Shares shall have liquidation preference as set forth in Article 116 hereof.

7. Right of First Offer.

(a) Except as otherwise set forth in these Articles or the Investors Rights Agreement, at any time prior to a Change of Control or the Initial Public Offering, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any Ordinary Shares, (ii) any other share capital or other equity securities of the Company or equity-linked securities, including, without limitation, Preferred Shares, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any share capital or other equity securities of the Company, or (iv) any debt or other securities directly or indirectly convertible into share capital or other equity securities of the Company (collectively, the “Offered Securities”), unless in each such case the Company shall have first complied with this Article 7. The Company shall deliver to each holder of Series B Shares, each holder of Series F Shares, each holder of Series G Shares, each holder of Series H Shares, each holder of Series I Shares, each holder of Series J Shares, each Qualified Shareholder and TRDF (each, a “Qualified Purchaser” and collectively, the “Qualified Purchasers”) a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the “Issuance Offer”), which Issuance Offer shall, in reasonable detail, (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (iv) offer to issue and sell to or exchange with each such Qualified Purchaser any or all such Offered Securities in accordance with their respective Proportionate Share.

(b) To accept an Issuance Offer, in whole or in part, a Qualified Purchaser must deliver a written notice to the Company within ten (10) Business Days after receipt of the Issuance Offer (a “Notice of Acceptance”), setting forth the portion of the Offered Securities that such holder elects to purchase not to exceed such Qualified Purchaser’s Proportionate Share of the Offered Securities.

(c) The Company shall have sixty (60) days from the expiration of the Issuance Offer set forth in subsection 7(b) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Qualified Purchasers (the “Refused Securities”), but only to the offerees or shareholders described in the Issuance Offer (if so described therein), on the same financial and economic terms as those set forth in the Issuance Offer and upon other terms and conditions that are not more favorable, in the aggregate, to the acquiring Person or Persons or less favorable to the Company than those set forth in the Issuance Offer.

(d) Upon the earliest of (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, (ii) sixty (60) days from the expiration of the Issuance Offer, or (iii) ten (10) Business Days after receipt by the Company of Notices of Acceptance with respect to all the Offered Securities, the Qualified Purchasers shall acquire from the Company, and the Company shall issue to the Qualified Purchasers the number or amount of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Issuance Offer. The purchase by the Qualified Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company, on the one hand, and the Qualified Purchasers, on the other hand, of a purchase agreement relating to such Offered Securities reflecting the terms specified in the Issuance Offer and reasonably satisfactory in form and substance to the Qualified Purchasers and their respective counsel and the receipt of any required regulatory approvals.

(e) Any Offered Securities not acquired by the Qualified Purchasers or other Persons in accordance with this Section 7 may not be issued, sold or exchanged until they are again offered to the shareholders under the procedures specified in this Section 7.

(f) The term “Offered Securities” shall not include:

(i) Ordinary Shares issued upon any subdivision or combination of shares of Ordinary Shares (including the subdivision of Ordinary Shares effected in connection with the adoption of these Articles);

(ii) Preferred Shares or other securities issued as a stock dividend or paid as interest to holders of Preferred Shares or upon any subdivision or combination of shares of Preferred Shares;

(iii) Series D Shares or other securities issued pursuant to the Series D Subscription Agreement;

(iv) Series E Shares or other securities issued pursuant to the Series E Subscription Agreement;

(v) Series F Shares issued pursuant to the Series F Subscription Agreement;

(vi) Series G Shares issued pursuant to the Series G Subscription Agreement;

(vii) Series H Shares issued pursuant to the Series H Subscription Agreements or upon the exercise of the Series H Warrants;

(viii) Series I Shares issued pursuant to the Series I Subscription Agreements;

(ix) Series J Shares issued pursuant to the Series J Subscription Agreement;

(x) Ordinary Shares issued pursuant to the Settlement Agreement, the TRDF Option, and Ordinary Shares issued upon exercise of the TRDF Option;

(xi) the issuance of any Ordinary Shares upon conversion of Preferred Shares or of Ordinary Share Equivalents upon payment of a dividend or distribution or as bonus shares to all the holders of the Company’s share capital on an as converted basis;

(xii) options or warrants to purchase Ordinary Shares that are included in the Authorized Option Pool, and any shares issued upon exercise of such options or warrants, except that holders of a majority of the Preferred Shares (voting together as one class, on an as converted basis) may, in their sole discretion, consent to the issuance of options and warrants in addition to the Authorized Option Pool without such options and warrants being considered Offered Securities;

(xiii) Ordinary Shares sold by the Company in a public offering pursuant to a registration statement filed under the Securities Act;

(xiv) Ordinary Shares issued upon the exercise of warrants and options (other than warrants and options referred to in clause (vii) above) granted to the holders of Series E Shares, holders of Series D Shares, holders of Series C Shares and holders of Series B Shares, as set forth in the capitalization table attached as Schedule 3.2 to the Series J Subscription Agreement; or

(xv) any securities issued upon exercise or conversion of any other securities, provided that the preemptive rights provided herein applied with respect to the initial sale or issuance of such other securities or such other securities are specifically excluded from the definition of Offered Securities pursuant to this Article 7(f).

(g) The requirements contained in this Article 7 may be waived in whole or in part, for and on behalf of all or any Qualified Purchasers, by the vote of each of the holders of a majority of the Series B Shares, holders of a majority of the Series F Shares and holders of a majority of the outstanding share capital of the Company held by the Qualified Shareholders voting as a single class (excluding for these purposes the holders of Series B Shares, the holders of Series F Shares, the holders of Series G Shares, the holders of Series H Shares, the holders of Series I Shares and the holders of Series J Shares); provided, however, that (i) the rights under this Article 7 in respect of the Series I Shares may only be waived, in whole or in part, by the vote of the holders of a majority of the Series I Shares voting as a single class, (ii) the rights under this Article 7 in respect of the Series J Shares may only be waived, in whole or in part, by the vote of the holders of a majority of the Series J Shares voting as a single class and (iii) the rights of TRDF under this Article 7 shall not be amended, supplemented, waived or terminated in a manner which derogates from TRDF’s rights, without correspondingly derogating from the rights of all other shareholders of the Company having rights under this Article 7, without the prior written consent of TRDF. The rights of any Qualified Purchaser under this Article 7 may be assigned to any Affiliate of such Qualified Purchaser.

SHARE CERTIFICATES

8. Every member, upon becoming the holder of any shares, shall be entitled without payment to receive one or more certificate(s) for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding). Every certificate shall be sealed with the Seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for shares held jointly by several Persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

9. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed or evidenced on such terms (if any) as to evidence, indemnity and payment of the expenses reasonably incurred by the Company in connection with such process, as the Board of Directors may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery of the old certificate.

LIEN

10. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Board of Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount payable in respect of it.

11. The Company may sell in such manner as the Board of Directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 Clear Days after notice has been given to the holder of the share or to the Person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

12. To give effect to a sale the Board of Directors may authorize some Person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by an irregularity in or invalidity of the proceedings in reference to the sale.

13. The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the Person entitled to the shares at the date of the sale.

CALLS ON SHARES AND FORFEITURE

14. Subject to the terms of issuance, the Board of Directors may make calls upon the members in respect of any moneys unpaid on their shares and each member shall (subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by installments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A Person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

15. A call shall be deemed to have been made at the time when the resolution of the Board of Directors authorizing the call was passed.

16. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17. If a call remains unpaid after it has become due and payable, the Person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of issuance of the share in the notice of the call or at such rate not exceeding ten percent (10%) per annum as the Board of Directors may determine but the Board of Directors may waive payment of the interest wholly or in part.

18. An amount payable in respect of a share on issuance or at any fixed date shall be deemed to be a call and if it is not paid the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call. The Company may accept from a member the whole or a part of the amount remaining unpaid on shares held by him, although no part of that amount has been called up.

19. Subject to the terms of issuance, the Board of Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

20. If a call remains unpaid after it has become due and payable the Board of Directors may give to the Person from whom it is due not less than 14 Clear Days’ notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

21. If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board of Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

22. Subject to the provisions of the Law, a forfeited share may be sold, re-issued or otherwise disposed of on such terms and in such manner as the Board of Directors determine either to the Person who was before the forfeiture the holder or to any other Person and at any time before sale, re-issuance or other disposition, the forfeiture may be cancelled on such terms as the Board of Directors think fit. Where, for the purposes of its disposal, a forfeited share is to be transferred to any Person, the Board of Directors may authorize some Person to execute an instrument of transfer of the share to that Person.

23. A Person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares, with interest at the rate at which interest was payable on those moneys before the forfeiture, or at such rate not exceeding ten percent (10%) per annum as the Board of Directors may determine, from the date of forfeiture until payment. The Board of Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

24. A declaration under oath by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all Persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the Person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture of disposal of the share.

TRANSFER OF SHARES

25. The instrument of transfer of a share may be in any usual form or in any other form which the Board of Directors may approve and shall be executed by or on behalf of the transferor and, unless the shares are fully paid, by or on behalf of the transferee.

26. The Board of Directors may refuse to register the transfer of a share which is not fully paid to a Person of whom they do not approve and they may refuse to register the transfer of a share on which the Company has a lien. They may also refuse to register a transfer unless the instrument of transfer is lodged at the office or at such other place as the Board of Directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the Board of Directors may reasonably require to show the right of the transferor to make the transfer.

27. If the Board of Directors refuses to register a transfer of a share, they shall, within two months after the date on which the instrument of transfer was lodged with the Company, send to the transferor and the transferee notice of the refusal.

28. The registration of transfer of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board of Directors may determine.

29. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

30. The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board of Directors refuses to register shall be returned to the Person lodging it when notice of the refusal is given.

31. The restrictions on transfer contained in these Articles are in addition to, and not in limitation of, each other restriction on transfer contained in the Investors Rights Agreement or in any other agreement between the Company and any shareholder. In the event that a transfer is proposed to be made to a Person other than a shareholder or the Company, the Selling Shareholders (as defined below) shall notify such Person that the transfer is subject to these Articles and the Investors Rights Agreement and shall ensure that no transfer is consummated without compliance with these Articles and the Investors Rights Agreement.

32. Restrictions on Transfers. All transfers of shares of the Company, other than transfers to Permitted Transferees, shall be subject to the following limitations and restrictions:

(a) Right of First Refusal.

(i) Transfer Notice. Prior to any proposed transfer of Ordinary Share Equivalents by any Existing Shareholder or a group of Existing Shareholders acting in concert (the “Selling Shareholder”) to a third party that is not a Permitted Transferee (the “Third-Party Purchaser”), in a single transaction or series of related transactions, the Selling Shareholder shall first deliver written notice (the “Transfer Notice”) to the Company and each Qualified Purchaser that is not also a Selling Shareholder, which Transfer Notice shall specify in reasonable detail (i) the name and address of the Third-Party Purchaser; (ii) the number of shares of Ordinary Share Equivalents owned by the Selling Shareholder and proposed to be transferred (the “Offer Shares”); (iii) the proposed consideration per share for the Offer Shares (the “Offer Price”); and (iv) all other material terms and conditions of the proposed transfer (the “Transfer Terms”). The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell to each Qualified Purchaser up to its Proportionate Share of the Offer Shares at the Offer Price and on the Transfer Terms. Within three (3) Business Days of its receipt of the Transfer Notice, the Company shall send a copy of such Notice to each Qualified Purchaser.

(ii) Right of First Refusal. Within ten (10) Business Days following receipt of the Transfer Notice, each Qualified Purchaser shall have a right to purchase Offer Shares upon written notice to the Company and the Selling Shareholder setting forth the number of Offer Shares, if any, up to a number equal to the number of Offer Shares multiplied by such Qualified Purchaser’s Proportionate Share, that each such Qualified Purchaser is electing to purchase (such notification is hereinafter referred to as the “Shareholder’s Acceptance” and each Qualified Purchaser electing to purchase Offer Shares, an “Accepting Shareholder”). Any Qualified Purchaser not providing a Shareholder’s Acceptance to the Company and the Selling Shareholder within such period shall be deemed to have declined to purchase any of the Offer Shares. A Shareholder’s Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Shareholder the number of Offer Shares that such holder has elected to purchase pursuant to its Shareholder’s Acceptance and each such Accepting Shareholder shall be obligated to purchase at the Offer Price such shares at a closing as set forth in Article 32(a)(iv) below.

(iii) Failure to Exercise Right of First Refusal; Closing of Sale to a Third-Party Purchaser. If the Accepting Shareholders do not elect to purchase any or all of the Offer Shares available for purchase under this Article 32(a) (any such Offer Shares, “Remaining Offer Shares”), the Selling Shareholder may, within a period of three months from the date of the Transfer Notice, subject to the provisions of Article 32(b), sell the Remaining Offer Shares to the proposed Third-Party Purchaser for cash at a price per share not less than the Offer Price, and on such other terms and conditions as are no more favorable to the proposed Third-Party Purchaser than those specified in the Transfer Notice. If upon the consummation of any such sale, the Third-Party Purchaser of such Remaining Offer Shares would become a 1% Owner, such Third-Party Purchaser shall execute an agreement in form and substance reasonably satisfactory to the Company and the shareholders that are parties to the Investors Rights Agreement pursuant to which such Third-Party Purchaser agrees that the Remaining Offer Shares it acquired from the Selling Shareholder are subject to the provisions of the Investors Rights Agreement. If the Selling Shareholder does not complete the sale of the Remaining Offer Shares within such three-month period, the provisions of this Article 32(a) shall again apply, and no sale of such Remaining Offer Shares by the Selling Shareholder shall be made otherwise than in accordance with the terms of these Articles and the Investors Rights Agreement.

(iv) Closing of Sale to the Accepting Shareholders. The closing of purchases of Offer Shares by the Accepting Shareholders pursuant to this Article 32(a) shall take place no later than sixty (60) days after the date of the Transfer Notice, at 10:00 A.M. local time at the principal offices of the Company, or at such other date, time or place as the parties to the sale may agree. At least five (5) Business Days prior to such closing, the Company shall notify the Selling Shareholder(s) in writing of the names of purchasers and the portion of the Offer Shares to be purchased by each. At such closing, the Selling Shareholder(s) shall sell, transfer and deliver to each purchaser full right, title and interest in and to the Offer Shares so purchased by such purchaser, free and clear of all liens, security interests, adverse claims or restrictions of any kind and nature (except as otherwise set forth in the agreements), and shall deliver to each purchaser a certificate or certificates representing the Offer Shares sold to such purchaser, in each case duly endorsed for transfer and any other documents necessary for transfer. Simultaneously with delivery of such certificates, each purchaser of the Offer Shares shall deliver to the Selling Shareholder(s), by wire transfer of immediately available funds to such bank account as the Selling Shareholder(s) shall designate, a cash amount equal to the product of the Offer Price and the number of Offer Shares being acquired by such purchaser, in full payment of the purchase price of the Offer Shares purchased.

(v) Highest Offer Price. For the purposes of this Article 32(a) and Article 32(b) below, if the Third-Party Purchaser is acquiring Offer Shares in a series of related transactions, or in a single transaction or series of related transactions from multiple Selling Shareholders, (i) the Offer Price shall be the highest of the prices offered by the Third-Party Purchaser to any Selling Shareholder in any one of such transactions, and (ii) the Transfer Terms shall be those terms offered by any Third-Party Purchaser to any Selling Shareholder in any one of such transactions that are most favorable to the offeree.

(vi) Offer Price Not In Cash. Should the Offer Price be payable in property other than cash, publicly traded securities or evidences of indebtedness, the Accepting Shareholders shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Selling Shareholder and the majority of the Accepting Shareholders cannot agree on such cash value within ten (10) days after the receipt of the Transfer Notice by such holder, the valuation shall be made by an appraiser of recognized standing selected by the Selling Shareholder and the Accepting Shareholders or, if they cannot agree on an appraiser within twenty (20) days after the receipt of the Transfer Notice by the Accepting Shareholders, the appraiser shall be selected by the American Arbitration Association, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Selling Shareholder on the one hand, and the Accepting Shareholders, on the other hand, with the half of the cost borne by the Accepting Shareholders borne pro rata by each based on the number of shares such parties have committed to purchase pursuant to this Article 32(a). If the time for the closing of the Accepting Shareholders’ purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth Business Day after such valuation shall have been made pursuant to this subsection.

(vii) Assignment of Rights. The rights of any Qualified Purchaser under this Article 32(a) may be assigned to any Affiliate of such Qualified Purchaser.

(b) Right to Join in Sale (“Tag-Along”).

(i) General. After giving effect to the provisions of Article 32(a), the proposed transfer of any Remaining Offer Shares by a Selling Shareholder to a Third-Party Purchaser shall be subject to the right of the holders of Series J Shares, holders of Series I Shares, holders of Series H Shares, holders of Series G Shares, holders of Series F Shares, holders of Series E Shares, holders of Series D Shares, holders of Series C Shares, holders of Series B Shares, any other Qualified Shareholders and TRDF (each, a “Tag-Along Shareholder” and collectively, the “Tag-Along Shareholders”) to participate in such transfer on a pro rata basis, as hereinafter provided.

(ii) Tag-Along. Each Tag-Along Shareholder, on a pari passu basis, shall have the right to require the Selling Shareholder to reduce the number of Remaining Offer Shares (the “Tag-Along Shares”) to be sold by him or it and to include in the sale to the Third-Party Purchaser, upon the terms set forth in the Transfer Notice, up to that number of Ordinary Share Equivalents held by each such Tag-Along Shareholder equal to the number of Tag-Along Shares multiplied by each such holder’s Proportionate Share. Each Tag-Along Shareholder wishing to exercise its tag-along rights provided herein, must deliver a written notice to that effect to the Selling Shareholder within ten (10) Business Days after the receipt of the Transfer Notice referred to in Article 32(a)(i) above. Such written notice shall specify the number of shares of Ordinary Share Equivalents such Tag-Along Shareholder wishes to sell. The failure of a Tag-Along Shareholder to send such written notice within such period shall be deemed to be a waiver of its tag-along rights under this Article 32(b).

(iii) Failure to Exercise Tag-Along Rights. If the Tag-Along Shareholders shall not exercise their respective tag-along rights, elect to exercise such rights with respect to a number of shares of Ordinary Share Equivalents which is less than the maximum number of shares of Ordinary Share Equivalents permitted to be sold by them pursuant to Article 32(b), or if they fail to close the sale of their respective Ordinary Share Equivalents to the Third-Party Purchaser for any reason, then the Selling Shareholder may sell to the Third-Party Purchaser that number of Tag-Along Shares that such Tag-Along Shareholders failed to sell to the Third-Party Purchaser without again complying with the procedures in this Article 32(b). The Selling Shareholder shall not transfer Remaining Offer Shares to a Third-Party Purchaser other than in the manner set forth in Article 32(a)(iii) above without again complying with the procedures in this Article 32(b).

(iv) Representations and Warranties in Tag-Along. In order to exercise their respective rights to participate in a transfer to a Third-Party Purchaser in accordance with this Article 32(b), each of the Tag-Along Shareholders must agree to make substantially the same representations, warranties, covenants and indemnities with respect to ownership and title to their shares and other similar agreements as the Selling Shareholder agrees to make in connection with the proposed transfer by him or it of Remaining Offer Shares to a Third-Party Purchaser.

(v) Failure to Comply with Tag-Along Rights. Any purported transfer subject to this Article 32(b) not made in compliance with its terms shall be void and shall not be consummated upon the books and records of the Company.

(c) Drag-Along.

(i) Drag-Along Rights. Pursuant to a bona fide transaction approved by the Board of Directors (an “Approved Sale”), and in the manner as set forth in this Article 32(c):

(A) a group of shareholders holding Ordinary Share Equivalents constituting more than 50% of the Voting Shares of the Company then outstanding shall have the right to require all other holders of shares of Ordinary Share Equivalents to sell such shares in connection with an offer by a Third-Party Purchaser to purchase all of the issued and outstanding Voting Shares of the Company, and

(B) a group of shareholders holding Ordinary Share Equivalents constituting more than 66 2/3% of the Voting Shares of the Company then outstanding shall have the right to require all other holders of shares of Ordinary Share Equivalents to sell such shares in connection with an offer by a Third-Party Purchaser to purchase more than 80% but less than all of the issued and outstanding Voting Shares of the Company, including the Voting Shares held by the holders of Series B Shares, provided, however, that each shareholder, shall be entitled to sell in such Approved Sale a number of Ordinary Share Equivalents equal to the aggregate number of Ordinary Share Equivalents the Third-Party Purchaser is offering to purchase hereunder multiplied by each such shareholder’s proportionate share (each of the rights provided under Article 32(c)(i)(A) and (B), a “Drag-Along Right” and the shareholders exercising such rights, the “Majority Shareholders”).

(ii) Exercise of Drag-Along Rights. The Drag-Along Rights provided in Article 32(c)(i) shall be exercised upon fifteen (15) days’ prior written notice (a “Drag-Along Notice”) by the Majority Shareholders to the other holders of shares of Ordinary Share Equivalents (each, a “Drag-Along Shareholder”), requiring the Drag-Along Shareholders to sell, and each Drag-Along Shareholder shall, if so required, sell, their shares of Ordinary Share Equivalents (or, in the case set forth in Article 32(c)(i)(B), their respective proportionate shares of the shares sold in the Approved Sale) to such Third-Party Purchaser upon the same terms and conditions as the Majority Shareholders. Each Drag-Along Notice shall describe in reasonable detail the proposed terms of the proposed Approved Sale, including, without limitation, (i) the name and address of the Third-Party Purchaser, (ii) the proposed amount and form of consideration to be paid by the Third-Party Purchaser to the Majority Shareholders, (iii) the number of Ordinary Share Equivalents the Third-party Purchaser is offering to purchase, and (iv) any other material terms or conditions (including the proposed place and date of consummation) of such proposed Approved Sale, and shall include a statement to the effect that the proposed Third-Party Purchaser has been informed of the Drag-Along Right.

(iii) If the Approved Sale is structured as (i) a merger or consolidation, each Drag-Along Shareholder shall be deemed to have irrevocably waived any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation (to the extent such waiver is permitted by the Law) and shall not exercise such rights, or (ii) a sale of Ordinary Share Equivalents, each Drag-Along Shareholder shall be deemed to have irrevocably agreed to sell all of his, her or its shares of Ordinary Share Equivalents and rights to acquire such Ordinary Share Equivalents on the terms and conditions approved by the Board of Directors.

(iv) Each shareholder of the Company on the date of filing of these Articles and any Person thereafter becoming a shareholder of the Company shall be deemed to have irrevocably appointed each of the directors of the Company, with full power of substitution, to execute for and on behalf of such shareholder or any successor thereof all instruments and documents necessary to transfer title to their Ordinary Share Equivalents to the Third-Party Purchaser pursuant to this Article 32(c). Each Drag-Along Shareholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company.

(v) In connection with an Approved Sale, each Drag-Along Shareholder shall make substantially the same representations, warranties, covenants and indemnities with respect to the ownership and title to shares and other similar agreements as the Majority Shareholders agree to make in connection with such Approved Sale by them relating to the ownership of and title to their shares of Ordinary Share Equivalents, provided, however, that (A) each Drag-Along Shareholder shall receive per share consideration at least equal to the per share consideration received by the Majority Shareholders, (B) none of the Drag-Along Shareholders shall be required to make any representations or warranties regarding the Company’s operations, assets and liabilities, and (C) the maximum liability that any Drag-Along Shareholder shall have in respect of its indemnification obligations in connection with such Approved Sale shall not exceed the proceeds received by such Drag-Along Shareholder as consideration for such Approved Sale (provided that no such limit will apply for any breach by such Drag-Along Shareholder of any representation or warranty regarding (x) the due authorization of such Drag-Along Shareholder to enter into such transaction, (y) the enforceability of such obligations by such Drag-Along Shareholder and (z) the shares owned by such Drag-Along Shareholder). Notwithstanding the foregoing, neither T. Rowe nor any of the Fidelity Investors will, in connection with an Approved Sale, be obligated to agree to any non-competition or non-solicitation covenant or any other covenant that would restrict the conduct of T. Rowe’s, Fidelity’s or such Fidelity Investor’s business, as applicable (other than customary confidentiality or non-use covenants). To the extent permitted by the Law, the consideration due to each Drag-Along Shareholder as a result of an Approved Sale shall be deposited with the Company and shall be paid to each such Drag-Along Shareholder upon compliance with this Article 32(c)(v).

(vi) This Article 32(c) may not be amended or supplemented (whether by merger, consolidation or otherwise) so as to adversely affect any shareholder without the prior written consent of such shareholder.

(d) Certain Permitted Transfers. Notwithstanding anything in these Articles or the Investors Rights Agreement to the contrary, the restrictions contained in Articles 32(a) and 32(b) with respect to transfers of Preferred Shares and Ordinary Shares shall not apply to any one or more transfers:

(i) by a shareholder, pursuant to a registration statement filed by the Company in connection with an Initial Public Offering;

(ii) without consideration, by a shareholder who is a natural person to the spouse, children, parents or siblings of such shareholder or to a trust, corporation, partnership or other entity of which there are no principal beneficiaries, shareholders, partners or equity holders other than the spouse, children, parents and siblings of such shareholder;

(iii) to a legal representative in the event any shareholder that is a natural person becomes mentally incompetent;

(iv) by a shareholder, to any Affiliate of such shareholder; and

(v) by a shareholder, to the Company pursuant to any agreement between the Company and that shareholder;

provided that in each of clauses (i), (ii), (iii) and (iv), each transferee agrees in writing to take subject to and to comply with the restrictions on transfer contained in these Articles and the Investors Rights Agreement. Any transfer of Preferred Shares or Ordinary Shares pursuant to and in compliance with this Article 32(d) shall be a permitted transfer under these Articles, and any transferee of Preferred Shares or Ordinary Shares pursuant to and in compliance with this Article 32(d) (other than the Company) is herein referred to as a “Permitted Transferee.” Each Permitted Transferee, if not previously a shareholder of the Company shall, upon consummation of the transfer, be deemed a shareholder of the Company for all purposes.

(e) Termination of Restrictions. The restrictions set forth in this Article 32 shall terminate automatically upon the Initial Public Offering or a Change of Control.

TRANSMISSION OF SHARES

33. If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only Persons recognized by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

34. A Person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the Board of Directors may properly require, elect either to become the holder of the share or to have some Person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another Person registered he shall execute an instrument of transfer of the share to that Person. All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

35. A Person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights and be subject to all the limitations applicable or pertaining to shareholders of the Company and the shares, except that such Person shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

CONSOLIDATION OF SHARES

36. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Board of Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any Person (including, subject to the provisions of the Law, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Board of Directors may authorize some Person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

GENERAL MEETINGS

37. All general meetings other than annual general meetings shall be called extraordinary general meetings.

38. The Board of Directors may call general meetings and, on the requisition of members pursuant to the provisions of the Law, shall forthwith proceed to call a general meeting for a date not later than two months after the receipt of the requisition. If there are not sufficient directors to call a general meeting, any director or any member of the Company may call such a meeting.

NOTICE OF GENERAL MEETINGS

39. An annual or other general meeting shall be called by at least 14 Clear Days’ notice but a general meeting may be called by shorter notice if it is so agreed–

(a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting being a majority together holding not less than ninety five percent (95%) in total voting rights of the members having that right.

The notice shall specify the day, time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

Subject to the provisions of the Articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all Persons entitled to a share in consequence of the death or bankruptcy of a member and to the Board of Directors and auditors, if any.

40. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any Person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

41. No business shall be transacted at any meeting unless a quorum is present when the meeting commences. Two Persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of body corporate shall be a quorum.

42. If such a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place or such day, time and place as the Board of Directors may determine, in which case any number of shareholders present shall constitute a quorum.

43. The chairman of the Board of Directors, if any, or in his absence, some other director nominated by the Board of Directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) is present within 15 minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

44. If no director is willing to act as chairman, or if no director is present within 15 minutes after the time appointed for holding the meeting, those present and entitled to be counted in a quorum shall choose one of their number to be chairman.

45. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

46. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for 14 days or more, at least seven Clear Days’ notice shall be given specifying the day, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

47. A resolution put to the vote of a meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands, a poll is duly demanded. Subject to the provisions of the Law, a poll may be demanded –

(a) by the chairman; or

(b) by at least two members having the right to vote on the resolution; or

(c) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution;

and a demand by a Person as proxy for a member shall be the same as a demand by the member.

48. Unless a poll is duly demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against the resolution.

49. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

50. A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a day, time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

51. For the avoidance of any doubt, in the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a casting vote in addition to any other vote he may have.

52. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such day, time and place as the chairman directs not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction or any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

53. No notice need be given of a poll not taken forthwith if the day, time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven Clear Days’ notice shall be given specifying the day, time and place at which the poll is to be taken.

54. The provisions of these Articles relating to general Meetings of the Company shall apply, mutatis mutandis, to any separate general Meetings of the holders of the shares of a specific class.

VOTES OF MEMBERS

55. Subject to Article 64 and Article 122, the holders of Preferred Shares shall vote as one class, on an as converted basis, on all matters to be voted on by the Company’s members. In addition, subject to any rights or restrictions attached to any class or series of share capital of the Company, on a show of hands or on a poll, every member who (being an individual) is present in Person or (being a body corporate) is present by a duly authorized representative, not being himself a member entitled to vote, shall have one vote for every share of which he is the holder.

56. In the case of joint holders the vote of the senior who tenders a vote, whether in Person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

57. A member in respect of whom an order has been made by any court having jurisdiction (whether in the Island of Jersey or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his curator or other Person authorized in that behalf appointed by that court, and any such curator or other Person may, on a poll, vote by proxy.

Evidence to the satisfaction of the Board of Directors of the authority of the Person claiming to exercise the right to vote shall be deposited at the office, or at such other place within the island as is specified in accordance with the articles for the deposit of instruments of proxy not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

58. No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in Person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

59. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

60. On a poll, votes may be given either Personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

61. An instrument appointing a proxy shall be in writing in the usual form, or as approved by the Board of Directors, and shall be executed by or on behalf of the Person granting the proxy.

62. The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified naturally or in some other way approved by the Board of Directors may –

(a) be deposited at the office or at such other place whether in the islands or elsewhere as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote; or

(b) in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

An instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

63. A vote given or poll demanded by proxy or by the duly authorized representative of a body corporate shall be valid notwithstanding the previous determination of the authority of the Person voting or demanding a poll, unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

SPECIAL VOTING RIGHTS OF QUALIFIED PREFERRED SHARES

64. In addition to any other rights provided by law or set forth herein, at any time prior to an Initial Public Offering or a Change of Control and so long as any Qualified Preferred Shares are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by these Articles) of the holders of a majority of the outstanding Qualified Preferred Shares (voting together as one class, on an as converted basis), permit (whether by merger, consolidation or otherwise) (save that in respect of sub-article (l) no such restriction shall apply should the holders of the Shares with a right to attend and vote at a general meeting of the Company so determine by Special Resolution to amend these Articles or the Memorandum):

(a) the issuance of any options, equity or equity-linked securities except (i) options or warrants to purchase Ordinary Shares that are included in the Authorized Option Pool and any shares issued upon exercise of such options or warrants, (ii) upon the exercise of warrants and options (other than options referred to in clause (i) above) to purchase Ordinary Shares outstanding as of the date of filing of these Articles, (iii) shares issuable pursuant to the Series F Subscription Agreement, (iv) shares issuable pursuant to the Series G Subscription Agreement, (v) shares issuable pursuant to the Series H Subscription Agreements or upon exercise of the Series H Warrants, (vi) shares issuable pursuant to the Series I Subscription Agreements, (vii) shares issuable pursuant to the Series J Subscription Agreement, and (viii) any shares pursuant to the conversion of any Preferred Shares;

(b) the re-pricing of any options;

(c) the issuance of indebtedness for borrowed money in excess of $10,000,000 individually (“Permitted Debt”), other than purchase money liens or capital or equipment leases or indebtedness incurred under the Existing Loan Agreement;

(d) the redemption, repurchase or acquisition of equity or equity-linked securities, other than from employees, officers, directors, consultants or other persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company (or Subsidiary, as applicable) has the option to repurchase such equity or equity-linked securities upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, at a price equal to or less than the fair market value thereof;

(e) the sale of all or any part of the Company, a merger involving the Company, the recapitalization of the Company or the sale, lease, license or other disposition of the Company’s assets outside the ordinary course of business;

(f) the consummation of an Initial Public Offering;

(g) the dissolution, liquidation or winding up of the Company’s affairs or the cessation of the Company’s business operations;

(h) the acquisition by the Company of any business or entity (whether by purchase of equity interests or assets) for consideration in excess of $10,000,000;

(i) any expenditures in excess of $10,000,000 not otherwise included in the approved annual operating budget;

(j) any changes in the Company’s accounting methods or policies (except as such changes are required by generally accepted accounting principles applicable to the Company);

(k) the pledge of any of the Company’s assets or other secured financings, except in connection with capital or equipment leases, purchase money liens, by operation of law, Permitted Debt or under the Existing Loan Agreement;

(l) amendments to these Articles or the Memorandum;

(m) any sales or other disposition of any asset (or, in the event of an acquisition, net assets) outside the ordinary course of business exceeding $5,000,000;

(n) material changes in the strategic direction or lines of business of the Company that are not specified in the business plan approved by the Board of Directors;

(o) changes to the number of members of the Board of Directors provided for in these Articles or any other agreement by which the Company is bound;

(p) the entering into of any contract or agreement between the Company and any of its Subsidiaries, on the one hand, and any Subsidiary or officer, director, member, shareholder or employee of the Company or any of its Subsidiaries, on the other hand, including, without limitation, contracts or agreements for the sale or repurchase of any of the Company’s outstanding share capital or rights, warrants or options therefor (except for (A) repurchase rights existing on or prior to the effective date of these Articles, (B) repurchases of such securities at a price equal to or less than the fair market value thereof in connection with the termination of employment or service, or (C) any contract or agreement entered into with such person on an arms’ length basis);

(q) the declaration or payment of any dividends;

(r) the sale or disposition of any of the Company’s intellectual property, other than the grant of non-exclusive rights to any of the Company’s intellectual property or the grant of non-exclusive rights to distribute the intellectual property of the Company (or any products incorporating such intellectual property);

(s) the grant of any exclusive rights to any of the Company’s intellectual property or the grant of any exclusive rights to distribute the intellectual property of the Company or any products incorporating the intellectual property of the Company; and

(t) any agreement to take any of the foregoing actions.

65. In addition to any voting rights required by the Law, the members holding Preferred Shares shall have the right to one vote for each Ordinary Share into which such Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share), and with respect to such vote such member shall have full voting rights and powers equal to the voting rights and powers of the members holding Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with these Articles, and shall be treated for all purposes (including, without limitation, the determination of the presence of a quorum), and entitled to vote, together with members holding Ordinary Shares as a single class, with respect to any issue, election, question or matter upon which members holding Ordinary Shares have the right to vote.

RESOLUTIONS OF THE MEMBERS IN WRITING

66. Anything that can be done at a meeting of the Company or at any meeting of any class of its members or shareholders may be done without a meeting, without notice and without a vote, by a resolution in writing signed by or on behalf of members and shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A resolution in writing may consist of several instruments in the same form, each signed by or on behalf of one or more members and shall be deemed to be passed when the instrument, or the last of several instruments, is last signed or on such later date as is specified in the resolution. Any document attached to a resolution in writing shall be deemed to have been laid before a meeting of the members signing the resolution.

COMPOSITION OF THE BOARD OF DIRECTORS

67. Number of Directors. Unless otherwise determined by a Special Resolution and subject further to the voting rights of the holders of Qualified Preferred Shares, the Board of Directors shall consist of at least two (2) directors and up to thirteen (13) directors. If the maximum number of directors is increased in accordance with the provisions of these Articles and the Law, the resolution prescribing the new maximum number of directors will set forth the manner in which the additional directors may be appointed, removed and replaced. Any appointment or removal of a director from office shall be done by written notice to the Company and shall be effective upon delivery thereof to the Company or on the date stipulated therefor, whichever is the later.

68. Composition. The directors shall be appointed as follows:

(a) one (1) individual designated by the holders of a majority of the Series I Shares, which directorship is currently vacant;

(b) one (1) individual designated by the holders of a majority of the Series F Shares, who shall initially be William Burkoth;

(c) one (1) individual designated by the holders of a majority of the Series D Shares; who shall initially be Louis J. Lavigne Jr.;

(d) one (1) individual designated by the holders of a majority of the Series C Shares, who shall initially be Timothy Langloss;

(e) one (1) individual designated by the holders of a majority of the Series B Shares, who shall initially be William F. Doyle;

(f) one (1) director designated by the holders of a majority of the Series A Shares, who shall initially be Charles G. Phillips III;

(g) one (1) director designated by Bennet, who shall initially be Yoram Palti;

(h) one (1) director designated by Volati, who shall initially be Lennart Perlhagen;

(i) one (1) Outside Director designated by a majority of the directors designated pursuant to clauses (b), (f), (g) and (h), which directorship is currently vacant;

(j) up to two (2) Outside Directors appointed by a majority of the other directors then in office, who shall initially be Robert J. Mylod Jr., and William A. Vernon, and

(k) up to two (2) additional directors appointed by a majority of the other directors then in office, who shall initially be Gabriel Leung and Asaf Danziger.

69. Observers. In addition to the directors specified in Article 68 above, each of the (i) holders of a majority of the Series A Shares, (ii) holders of a majority of the Series B Shares, (iii) each Qualified Series F Holder and (iv) holders of a majority of the Series I Shares, shall be entitled to designate one (1) non-voting observer to the Board of Directors, who shall be entitled to attend the meetings of the Board of Directors and review all material distributed to the directors; provided, however, that the Company shall have the right to withhold any such materials or exclude the observers from a portion of a meeting to the extent that delivery of such material or attendance at such portion of a meeting would in the reasonable judgment of the Company’s outside counsel render any attorney-client privilege of the Company ineffective or in the good faith determination of a majority of the disinterested directors result in a conflict-of-interest with the Company with respect to any part of such meeting or with respect to any portion of such materials.

70. [RESERVED]

71. Removal. A director designated and elected pursuant to Article 68 shall be removed without cause only if the shareholder or group of shareholders that designated such director gives a written notice of such removal to the Company. Any director (regardless of how designated) may be removed for cause by a Special Resolution.

72. Vacancies.

(a) The office of a director shall be vacated –

(i) upon his death;

(ii) on the date at which he is declared a bankrupt;

(iii) on the date he is declared legally incapacitated;

(iv) on the date stipulated therefor in the notice of his appointment;

(v) on the date stipulated therefor in the notice of his removal or on the date of the delivery of such notice to the Company, whichever is later;

(vi) on the date stipulated therefor in a written notice of resignation by such director delivered to the Company or upon its delivery to the Company, whichever is later; or

(vii) if he ceases to be a director by virtue of any provision of the Law or becomes prohibited by law from or disqualified for being a director.

(b) In the event that a vacancy is created on the Board of Directors of the Company, such vacancy shall be filled by a designee of the entity or group that had designated or was entitled to designate the director whose position has become vacant, provided that such designee was not previously a director of the Company or any of its Subsidiaries who was removed for cause from the Board of Directors of the Company or any of its Subsidiaries.

POWERS OF DIRECTORS

73. Subject to the provisions of the Law, the Memorandum and these Articles, the business of the Company shall be managed by the Board of Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles shall invalidate any prior act of the Board of Directors which would have been valid if that alteration had not been made. The powers given by this Article 73 shall not be limited by any special power given to the Board of Directors by the Articles and a meeting of Board of Directors at which a quorum is present may exercise all powers exercisable by the Board of Directors.

74. The Board of Directors may, by power of attorney or otherwise, appoint any Person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his power.

75. The Board of Directors may delegate any of its powers to any committee, as specified under Article 93 below. The Board of Directors may also delegate to any managing director or any director holding any other executive office such of its powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board of Directors may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions and to Article 91 below, the proceedings of a committee with two or more members shall be governed by the Articles regulating the proceedings or the Board of Directors so far as they are capable of applying.

REMUNERATION, BENEFITS AND EXPENSES OF DIRECTORS

76. The directors shall be entitled to such remuneration as the Company may by Ordinary Resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

77. The Board of Directors may provide benefits, whether by the payment of gratuities of pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a Subsidiary of the Company or a predecessor in business of the Company or of any such Subsidiary, and for any member of his family (including a spouse and a former spouse) or any Person who is or who was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

78. The Company shall bear all reasonable and customary out-of-pocket travel and related expenses incurred by each member of the Board of Directors of the Company and of each Subsidiary of the Company associated with attending meetings of the Board of Directors and any committees thereof.

DIRECTORS’ APPOINTMENTS AND INTERESTS

79. Subject to the provisions of the Law, the Board of Directors may appoint one or more of its members to the office of managing director or to any other executive office under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement, may be made upon such terms as the Board of Directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be director but without prejudice to any claim to damages for breach or the contract of service between the director and the Company.

80. Subject to the provisions of the Law and/or the Investors Rights Agreement, and provided that he has disclosed to the Board of Directors the nature and extent of any material interests of his, a director notwithstanding his office –

(a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

81. For the purposes of Article 80 –

(a) a general notice given to the Board of Directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified Person or class of Persons is interested shall be deemed to be a disclosure that the director has in interest in any such transaction of the nature and extent so specified; and

(b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

PROCEEDINGS OF DIRECTORS

82. Subject to the provisions of these Articles, the Board of Directors may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the Board of Directors. Except as specifically required pursuant to these Articles, questions arising at a meeting shall be decided by a majority of votes. For the avoidance of any doubt, it is clarified that in the case of an equality of vote, the chairman shall not have a second or casting vote.

83. The quorum for the transaction of the business of the Board of Directors may be fixed by the Board of Directors and unless so fixed at any other number shall be a majority of the directors in office and entitled to participate in such meeting. If such a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place or such day, time and place as the Board of Directors may determine, and at such meeting any number of directors present shall constitute quorum.

84. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number. But if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

85. The Board of Directors may appoint one of their number to be the chairman of the Board of Directors and may at any time remove him from that office. Unless he is unwilling to do so, the director so appointed shall preside at every meeting of the Board of Directors at which he is present. If there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Board of Directors present may appoint one of their number to be chairman of the meeting.

86. All acts done by a meeting of the Board of Directors, or of a committee of the Board of Directors, or by a Person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified for holding office, or had vacated office, or were not entitled to vote, be as valid as if every such Person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

87. A resolution which is signed or approved by all the directors entitled to vote on that resolution (and whose vote would have been counted) shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors duly called and constituted or at a committee thereof, where relevant. The resolution may be contained in one document or communication in Electronic Record or in several documents or communications in Electronic Record (in like form), each signed or approved by one or more of the directors concerned. For the purpose of this Article:

(a) the signature or approval of an alternate director (if any) shall suffice in place of the signature of the director appointing him; and

(b) the approval of a director or alternate director shall be given in hard copy form or in Electronic Record.

88. Save as otherwise provided by these Articles, and subject to the provisions of the Law, a director shall not vote at a meeting of the Board of Directors or of a committee of the Board of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest of duty which is material and which conflicts or may conflict with the interests of the Company unless his interest or duty arises only because the case falls within one or more of the following paragraphs:

(a) the resolution relates to the giving to him of a guarantee, security, or indemnity in respect of money lent to, or an obligations incurred by him for the benefit of, the Company or any of its Subsidiaries;

(b) the resolution relates to the giving to a third party of a guarantee, security or indemnity, in respect of an obligation of the Company or any of its Subsidiaries for which the director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c) his interest arises by virtue of his subscribing or agreeing to subscribe for any shares, debentures or other securities of the Company or any of its Subsidiaries, or by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the Company or any of its Subsidiaries for subscription, purchase or exchange;

(d) the resolution relates in any way to a retirement benefits scheme which has been approved, or is conditional upon approval, by the comptroller of income tax for taxation purposes;

(e) the resolution relates to an agreement for the benefit of employees of the Company or any of its Subsidiaries which does not accord to him any privilege or advantage not generally accorded to the employees to whom the arrangement relates.

89. A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

90. The Company may, by Ordinary Resolution, suspend or relax to any extent, either generally or in respect of any particular matter, any provisions or these Articles prohibiting a director from voting at a meeting of the Board of Directors or of a committee of the Board of Directors.

91. Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

92. If a question arises at a meeting of the Board of Directors or of a committee of the Board of Directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive.

COMMITTEES

93. Subject to any contrary provision of the Law and the Investors Rights Agreement, the Board of Directors may delegate any or all of its powers to committees, each consisting of two or three directors. The Board of Directors may, from time to time, revoke or alter the powers so delegated. Each committee shall, in the exercise of the powers so delegated, conform to any Articles and conditions prescribed by the Board of Directors upon the delegation or at any other time and shall be subject to the special voting rights of holders of Qualified Preferred Shares set forth in Article 64 hereof. The Board of Directors may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board of Directors may impose and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

94. The provisions of these Articles with respect to the meetings of the Board of Directors, their convening, adoption of resolutions thereat and adoption of resolutions in writing shall apply, mutatis mutandis, to the meetings of any such committee, unless otherwise prescribed by the Board of Directors.

SECRETARY

95. Subject to the provisions of the Law, the secretary shall be appointed by the Board of Directors for such term, at such remuneration and upon such conditions as the Board of Directors may think fit; and any secretary so appointed may be removed by them.

MINUTES

96. The Board shall cause minutes to be made in books kept for the purpose in accordance with the Law.

THE SEAL

97. The Seal shall only be used by the authority of the Board of Directors or of a committee of the Board of Directors authorized by the Board of Directors. The Board of Directors may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by two directors or by a director and the secretary.

DIVIDENDS

98. Declaration of Dividends.

(a) Subject to the provisions of the Law and these Articles, the Company may declare interim or final dividends out of funds legally available therefor in accordance with the respective rights of the members, and all in the amount(s) recommended by the Board of Directors.

(b) The holders of Series J Shares, the holders of Series I Shares, the holders of Series H Shares, the holders of Series G Shares, the holders of Series F Shares, the holders of Series E Shares, the holders of Series D Shares, the holders of Series C Shares and the holders of Series B Shares shall be entitled to receive on a pari-passu basis, prior and in preference to the declaration or payment of any dividend or distribution to the holders of Series A Shares, Ordinary Shares or any other shares or securities of the Company ranking junior to the Series J Shares, Series I Shares, Series H Shares, the Series G Shares, the Series F Shares, the Series E Shares, the Series D Shares, the Series C Shares and the Series B Shares with respect to the payment of dividends or the distribution of assets on liquidation, dividends payable on each Series J Share, Series I Share, Series H Share, Series G Share, Series F Share, Series E Share, Series D Share, Series C Share and Series B Share, as the case may be, on an as-converted basis when, as and if any dividend or distribution is declared by the Board of Directors in respect of Ordinary Shares, up to an amount equal to the applicable Original Issue Price for such Series J Share, Series I Share, Series H Share, Series G Share, Series F Share, Series E Share, Series D Share, Series C Share or Series B Share, as the case may be.

(c) Subject to the rights of the holders of the Series J Shares, the Series I Shares, the Series H Shares, the Series G Shares, the Series F Shares, the Series E Shares, the Series D Shares, the Series C Shares and the Series B Shares set forth in clause (b) above, the members holding Series A Shares shall be entitled to receive, prior and in preference to the declaration or payment of any dividend or distribution to the holders of Ordinary Shares or any other shares or securities of the Company ranking junior to the Series A Shares with respect to the payment of dividends or the distribution of assets on liquidation, dividends payable on each Series A Share on an as-converted basis when, as and if any dividend or distribution is declared by the Board of Directors in respect of Ordinary Shares, up to an amount equal to the Original Issue Price per Series A Share.

(d) In addition to and not in limitation of the dividends provided for in subsection 98(b), the holders of the Preferred Shares shall be entitled to receive dividends and other distributions equivalent to those declared or paid in respect of Ordinary Shares (or any other securities ranking junior to the Preferred Shares), pro rata with the holders of such Ordinary Shares (or any other securities ranking junior to the Preferred Shares), determined as if the Preferred Shares had been converted into Ordinary Shares at the then effective applicable Conversion Price, and payable when, as and if declared by the Board of Directors on such Ordinary Shares (or such other securities ranking junior to the Preferred Shares).

(e) Any payment distributed to holders of the Preferred Shares pursuant to Section 98(b) through (d) above prior to the payment of any Series J Liquidation Preference Amount, any Series I Liquidation Preference Amount, any Series H Liquidation Preference Amount, any Series G Liquidation Preference Amount, any Series F Liquidation Preference Amount, any Series E Liquidation Preference Amount, any Series D Liquidation Preference Amount, any Series C Liquidation Preference Amount, any Series B Liquidation Preference Amount or any Series A Liquidation Preference Amount, as the case may be, shall be deemed as a payment on the account of the Series J Liquidation Preference Amount, the Series I Liquidation Preference Amount, the Series H Liquidation Preference Amount, the Series G Liquidation Preference Amount, the Series F Liquidation Preference Amount, the Series E Liquidation Preference Amount, the Series D Liquidation Preference Amount, the Series C Liquidation Preference Amount, the Series B Liquidation Preference Amount or the Series A Liquidation Preference Amount, as the case may be, and therefore shall reduce such amount payable to the holders of the Preferred Shares in the event of a Liquidation Event.

(f) Subject to the rights attached to the Preferred Shares, all dividends shall be declared and paid according to the amounts paid up on shares on which the dividend is paid. The paid up capital attributable to any share, shall be the stated capital value of such share; provided, however, that if the entire consideration for such share was not yet paid to the Company, the paid-up capital attributable thereto shall be such proportion of the stated capital value as the amount paid to the Company with respect to the share bears to its full consideration, and further provided that amounts which have been prepaid on account of shares and the Company has agreed to pay interest thereon shall not be deemed, for the purposes of this Article, to be payments on account of such shares. Notwithstanding any of the above, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

(g) Notice of the declaration of dividends shall be delivered to all those entitled to such dividends.

(h) A share shall not attribute the right to participate in the distribution of dividends which were declared prior to the date of its actual issuance.

99. Interest on Dividends. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

100. Payment of Dividends. Any declared dividend or other moneys payable in respect of a share may be paid by check or by warrant sent by post to the registered address of the Person entitled or, if two or more Persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of one of those Persons who is first named in the register of members in respect of the joint holding or to such Person and to such address as the Person or Persons entitled may in writing direct and notice so given shall be sufficient notice to all the joint holders. Every cheque or warrant shall be made payable to the order of the Person or Persons entitled or to such other Person as the Person or Persons entitled may in writing direct and payment of the check or warrant shall be a good discharge to the Company. Any joint holder or other Person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

101. Payment in Kind.

(a) Dividends may be paid by the distribution of any specific assets of the Company and/or by the distribution of shares and/or debentures of the Company and/or of any other company, or be in any combination of such manners. The fair market value of such assets, shares and/or debentures shall be determined in good faith by the Board of Directors.

(b) Where any dispute arises with regard to the distribution, the Board may settle the same (in its sole and final discretion) and, in particular, may issue fractional certificates, vest any assets in trustees, fix the value for distribution of any assets, determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members, and may also resolve that fractions the value of which are less than one United States Dollar shall not be taken into account for the purpose of calculating the rights of all the parties.

102. Setting-Off Dividends. The Company’s obligation to pay dividends or any other amount in respect of shares may be set-off by the Company against any amount then due and payable to the Company by the Person entitled to receive the dividend. The provisions contained in this Article shall not prejudice any other right or remedy vested with the Company pursuant to these Articles or any applicable law.

103. Unclaimed Dividends.

(a) Dividends unclaimed by the Person entitled thereto within thirty (30) days after the date stipulated for their payment, may be invested or otherwise used by the Company for its own account, as it deems fit, until claimed; and the Company shall not be deemed a trustee in respect thereof.

(b) Any dividend which has remained unclaimed for seven (7) years from the date when it became due for payment shall, if the Board of Directors so resolves, be forfeited and cease to remain owing by the Company.

104. Reserves and Funds. Subject to any applicable Law:

(a) The Board may, before declaring a distribution of dividends, determine to set aside out of the profits of the Company (whether realised or unrealised) and carry to reserve or reserves such sums as it deems fit, and direct the designation, application and use of such sums. The Board may further determine that any such sums which it deems prudent not to distribute as dividends will not be set aside for reserve, but shall remain as such at the disposal of the Company.

(b) The Board may, from time to time, direct the revaluation of the assets of the Company, in whole or in part, and the creation of an assets revaluation fund out of the revaluation surplus, if any.

ACCOUNTS AND AUDIT

105. The Board of Directors shall cause correct accounts to be kept, in accordance with generally accepted accounting principles. The account books shall be kept in the office or at such other place as the Board of Directors deems fit and they shall also be open for inspection by the directors.

106. Except as otherwise specified below or in the Investors Rights Agreement, the Board of Directors shall determine from time to time, in any specific case or type of case, or generally, whether and to what extent and at what times and places and under what conditions or Articles the accounts and books of the Company, or any of them, shall be open for inspection by the shareholders, and no members shall (as such) have any right of inspecting any accounting records or other books or document of the Company except as set under these Articles, the Investors Rights Agreement, any other agreement by which the Company is bound or conferred by law or authorized by the Board of Directors or by an Ordinary Resolution of the Company.

107. If any holder of Preferred Shares (or its ultimate parent) is a publicly-listed entity, it shall have the right to request such reports in time and form, and to extent necessary for allowing it to meet its reporting obligations under applicable securities laws.

108. The Company shall appoint auditors to examine the accounts and report thereon in accordance with the Law.

109. The Board of Directors may with the authority of an Ordinary Resolution of the Company –

(a) subject as hereinafter provided, resolve to capitalize any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(b) appropriate the sum resolved to be capitalized to the members in proportion to the stated capital value of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid or any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid up;

(c) make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this Article in fractions; and

(d) authorize any Person to enter on behalf of all the members concerned into an agreement with the Company providing for the issuance to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalization, any agreement made under such authority being binding on all such members.

NOTICES

110. Unless otherwise provided herein, any notice to be given to or by any Person pursuant to these Articles shall be in writing except that a notice calling a meeting of the Board of Directors need not be in writing.

111. A member shall be entitled to receive any notice to be given to him pursuant to these Articles notwithstanding that his registered address is not within the British Islands or the United Kingdom. Unless otherwise provided herein, the Company may give notice to a member, together with any materials relating thereto, either personally, by facsimile (confirmed receipt), by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it as at that address, or, with the prior written consent of a member, in an Electronic Record to an email address specified by that member as an address which may be used for electronic communication. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

112. A member present, either in Person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

113. Every Person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a Person from which he derives his title.

114. Proof that an envelope contained a notice was properly addressed, prepaid and posted or a facsimile confirmation, as the case may be, shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted. A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the sender.

115. A notice may be given by the Company to the Persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorized by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy has not occurred.

WINDING UP

116. Liquidation Preference. Upon the liquidation, dissolution, or winding-up of the Company, including Deemed Liquidation (as defined in Article 118), whether voluntary or involuntary (collectively, a “Liquidation Event”) –

(a) The holders of record of Series J Shares then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, before any distribution or payment is made with respect to the Junior Liquidation Preference Shares, an amount per share equal to the Original Issue Price of the Series J Shares (less any dividend or distribution declared and paid on the Series J Shares prior to or on the date of such liquidation pursuant to Article 98 hereof) (the “Series J Liquidation Preference Amount”). If the amounts available for distribution by the Company to holders of Series J Shares upon a Liquidation Event are not sufficient to pay the aggregate Series J Liquidation Preference Amount due to such holders, such holders of Series J Shares shall, prior and in preference to any distribution or payment being made with respect to the Junior Liquidation Preference Shares, share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. And thereafter,

(b) The holders of record of Series I Shares then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, before any distribution or payment is made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series I Shares upon liquidation, an amount per share equal to the Original Issue Price of the Series I Shares (less any dividend or distribution declared and paid on the Series I Shares prior to or on the date of such liquidation pursuant to Article 98 hereof) (the “Series I Liquidation Preference Amount”). If the amounts available for distribution by the Company to holders of Series I Shares upon a Liquidation Event are not sufficient to pay the aggregate Series I Liquidation Preference Amount due to such holders, such holders of Series I Shares shall, prior and in preference to any distribution or payment being made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series I Shares upon liquidation, share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. And thereafter,

(c) The holders of record of Series H Shares then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, before any distribution or payment is made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series H Shares upon liquidation, an amount per share equal to the applicable Original Issue Price of the Series H Shares (less any dividend or distribution declared and paid on the Series H Shares prior to or on the date of such liquidation pursuant to Article 98 hereof) (the “Series H Liquidation Preference Amount”). If the amounts available for distribution by the Company to holders of Series H Shares upon a Liquidation Event are not sufficient to pay the aggregate Series H Liquidation Preference Amount due to such holders, such holders of Series H Shares shall, prior and in preference to any distribution or payment being made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series H Shares upon liquidation, share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. And thereafter,

(d) The holders of record of Series G Shares then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, before any distribution or payment is made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series G Shares upon liquidation, an amount per share equal to the Original Issue Price of the Series G Shares (less any dividend or distribution declared and paid on the Series G Shares prior to or on the date of such liquidation pursuant to Article 98 hereof) (the “Series G Liquidation Preference Amount”). If the amounts available for distribution by the Company to holders of Series G Shares upon a Liquidation Event are not sufficient to pay the aggregate Series G Liquidation Preference Amount due to such holders, such holders of Series G Shares shall, prior and in preference to any distribution or payment being made with respect to the Ordinary Shares or any other class or series of shares ranking junior to Series G Shares upon liquidation, share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. And thereafter,

(e) The holders of record of Series F Shares then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, before any distribution or payment is made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series F Shares upon liquidation, an amount per share equal to the Original Issue Price of the Series F Shares (less any dividend or distribution declared and paid on the Series F Shares prior to or on the date of such liquidation pursuant to Article 98 hereof) (the “Series F Liquidation Preference Amount”). If the amounts available for distribution by the Company to holders of Series F Shares upon a Liquidation Event are not sufficient to pay the aggregate Series F Liquidation Preference Amount due to such holders, such holders of Series F Shares shall, prior and in preference to any distribution or payment being made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series F Shares upon liquidation, share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. And thereafter,

(f) The holders of record of Series E Shares then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, before any distribution or payment is made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series E Shares upon liquidation, an amount per share equal to the Original Issue Price of the Series E Shares (less any dividend or distribution declared and paid on the Series E Shares prior to or on the date of such liquidation pursuant to Article 98 hereof) (the “Series E Liquidation Preference Amount”). If the amounts available for distribution by the Company to holders of Series E Shares upon a Liquidation Event are not sufficient to pay the aggregate Series E Liquidation Preference Amount due to such holders, such holders of Series E Shares shall, prior and in preference to any distribution or payment being made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series E Shares upon liquidation, share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. And thereafter,

(g) The holders of record of Series D Shares then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, before any distribution or payment is made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series D Shares upon liquidation, an amount per share equal to the Original Issue Price of the Series D Shares (less any dividend or distribution declared and paid on the Series D Shares prior to or on the date of such liquidation pursuant to Article 98 hereof) (the “Series D Liquidation Preference Amount”). If the amounts available for distribution by the Company to holders of Series D Shares upon a Liquidation Event are not sufficient to pay the aggregate Series D Liquidation Preference Amount due to such holders, such holders of Series D Shares shall, prior and in preference to any distribution or payment being made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series D Shares upon liquidation, share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. And thereafter,

(h) The holders of record of Series C Shares then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, before any distribution or payment is made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series C Shares upon liquidation, an amount per share equal to the Original Issue Price of the Series C Shares (less any dividend or distribution declared and paid on the Series C Shares prior to or on the date of such liquidation pursuant to Article 98 hereof) (the “Series C Liquidation Preference Amount”). If the amounts available for distribution by the Company to holders of Series C Shares upon a Liquidation Event are not sufficient to pay the aggregate Series C Liquidation Preference Amount due to such holders, such holders of Series C Shares shall, prior and in preference to any distribution or payment being made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series C Shares upon liquidation, share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. And thereafter,

(i) The holders of record of Series B Shares then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, before any distribution or payment is made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series B Shares upon liquidation, an amount per share equal to the Original Issue Price of the Series B Shares (less any dividend or distribution declared and paid on the Series B Shares prior to or on the date of such liquidation pursuant to Article 98 hereof) (the “Series B Liquidation Preference Amount”). If the amounts available for distribution by the Company to holders of Series B Shares upon a Liquidation Event are not sufficient to pay the aggregate Series B Liquidation Preference Amount due to such holders, such holders of Series B Shares shall, prior and in preference to any distribution or payment being made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series B Shares upon liquidation, share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. And thereafter,

(j) The holders of record of Series A Shares then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, before any distribution or payment is made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series A Shares upon liquidation, an amount per share equal to the Original Issue Price of the Series A Shares (less any dividend or distribution declared and paid on the Series A Shares prior to or on the date of such liquidation pursuant to Article 98 hereof) (the “Series A Liquidation Preference Amount”). If the amounts available for distribution by the Company to holders of Series A Shares upon a Liquidation Event are not sufficient to pay the aggregate Series A Liquidation Preference Amount due to such holders, such holders of Series A Shares shall, prior and in preference to any distribution or payment being made with respect to the Ordinary Shares or any other class or series of shares ranking junior to the Series A Shares upon liquidation, share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled.

117. Participation in Ordinary Shares Liquidation Rights. After the payment to the holders of the Preferred Shares of the Series J Liquidation Preference Amount, the Series I Liquidation Preference Amount, the Series H Liquidation Preference Amount, the Series G Liquidation Preference Amount, the Series F Liquidation Preference Amount, the Series E Liquidation Preference Amount, the Series D Liquidation Preference Amount, the Series C Liquidation Preference Amount, the Series B Liquidation Preference Amount and the Series A Liquidation Preference Amount, respectively, as provided in Article 116 hereof, the holders of each class of Preferred Shares shall be entitled to participate in distributions of remaining assets made in respect of the Ordinary Shares or other securities junior to such class of Preferred Shares, in accordance with their pro rata share of such remaining assets determined based on the number of Ordinary Shares then outstanding and the number of Ordinary Shares into which the shares of such class of Preferred Shares are then convertible.

118. Transactions Deemed Liquidation. Solely for purposes of Articles 116 and 117 and not for any other purposes hereof, the following events shall automatically be deemed to be a liquidation, dissolution, or winding-up of the Company (any such event, a “Deemed Liquidation”), (i) a merger or consolidation of the Company into or with any other entity, or a merger or consolidation of any other entity into or with the Company, in each case in which merger or consolidation the shareholders of the Company receive cash or other securities in exchange for their shares (other than a merger or consolidation in which the holders of the share capital of the Company immediately prior to the merger or consolidation continue to hold, directly or indirectly, more than 50% of the voting power of the share capital of the surviving entity), (ii) an exclusive, irrevocable licensing of all or substantially all of the Company’s intellectual property to a third party, and (iii) a voluntary sale, transfer, lease, or other disposition of all or substantially all of the assets of the Company.

119. Distributions Other Than Cash. The amount distributed to the shareholders upon any liquidation, dissolution or winding-up (including any transaction constituting a Deemed Liquidation) shall be determined as follows: (i) insofar as it consists of cash, be computed at the aggregate of cash received by such holders, and (ii) insofar as it consists of any security or property other than cash, be computed at the fair market value thereof at the time of such distribution as determined in good faith by the Board of Directors.

INDEMNITY

120. To the fullest extent permitted by the Law, every present or former officer or director of the Company shall be indemnified out of the assets of the Company against any loss or liability incurred by him by reason of being or having been such an officer or director.

AMENDMENTS

121. Subject to the special voting rights of holders of Qualified Preferred Shares set forth in Article 64 hereof and unless otherwise specified with respect to any particular provision herein, any provision of these Articles may be amended, and any requirement therein may be waived, by a Special Resolution of the shareholders of the Company. Any right or privileges granted to TRDF under these Articles shall not be amended, supplemented or terminated in a manner which derogates from the rights or privileges of TRDF, without correspondingly derogating from the rights and privileges of all other shareholders of the Company having the same rights and privileges, without the prior written consent of TRDF.

122. (a) Subject to the special voting rights of holders of Qualified Preferred Shares set forth in Article 64 hereof, whenever the capital of the Company is divided into different classes or series of Shares, the special rights attached to any class or series in these Articles may (unless otherwise provided by the terms of issue of the Shares of such class) be varied or abrogated (whether by merger, consolidation or otherwise), either whilst the Company is a going concern or during or in contemplation of a winding up:

(i) with the consent in writing of the shareholders holding the majority in number of the issued Shares of that class or series; or

(ii) with the sanction of an Ordinary Resolution passed at a separate meeting of the holders of the issued shares of that class or series.

(b) If a majority of the Series F Shares are held by shareholders who also hold shares of another series of Preferred Shares, then no rights, preferences or privileges that inure solely to the benefit of the Series F Holders shall be amended or supplemented (whether by merger, consolidation or otherwise) in a manner that is beneficial to such other series of Preferred Shares to the detriment of the Series F Shares, without the consent of the shareholders holding a majority of the Series F Shares who are not also holders of another series of Preferred Shares. This Article 122(b) may not be amended or supplemented (whether by merger, consolidation or otherwise) without the prior written consent of the shareholders holding a majority of the Series F Shares who are not also holders of another series of Preferred Shares.

The creation of additional shares of a specific class or series shall not be deemed, for purposes of this Article 122, a modification, abrogation, amendment or supplement of rights attached to shares of such class or series or any other class or series.

The creation of an additional class or series of share capital of the Company shall not be deemed, for purposes of this Article 122, a variation, modification, abrogation, amendment or supplement of rights attached to shares of any class or series if such new class or series of share capital is senior or pari passu with the Series J Shares in right to receive distributions in connection with dividends, Liquidation Events and Deemed Liquidations and such new class or series is granted other special rights, preferences or privileges, including, without limitation (a) rights to participate pro rata (based on the number of shares) in connection with the Rights of First Offer under Article 7, the Rights of First Refusal under Article 32(a) and the Tag-Along Rights under Article 32(b), (b) is included within the definition of “Qualified Preferred Shares” for purposes of Articles 64, or (c) is granted separate special voting rights, whereby the separate approval of such class or series is required in order to approve or authorize certain Company actions.